               Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2019

AND FOR THE NINE AND THREE-MONTH PERIODS THEN ENDED

PRESENTED IN COMPARATIVE FORMAT

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS

The following are not technical definitions, but they are helpful for the reader’s understanding of some terms used in the notes to the unaudited consolidated condensed interim financial statements of the Company.

Terms	Definitions
ADR	American Depositary Receipt
APCO Oil	APCO Oil & Gas international Inc.
CABA	Ciudad Autónoma de Buenos Aires
CAMMESA	Compañía Administradora del Mercado Eléctrico Mayorista S.A.
CB	Corporate Bonds
CIESA	Compañía de inversiones de energía S.A.
CINIIF	International Financial Reporting Interpretations Committee
Citelec	Compañía Inversora en Transmisión Eléctrica Citelec S.A.
CNV	Comisión Nacional de Valores – Argentine Securities Commisssion
Corod	Corod Producción S.A.
CPB	Central Piedra Buena S.A.
CPD	Own Distribution Costs
CTB	Central Térmica Barragán S.A. (Ex PEA)
CTEB	Central Térmica Ensenada de Barragán
DAG	Automatic Generation Shutdown
Ecuador TLC	Ecuador TLC S.A.
Edenor	Empresa Distribuidora y Comercializadora Norte S.A.
ENARGAS	Ente Nacional Regulador del Gas
ENARSA / IEASA	Integración Energética Argentina S.A. (previously Energía Argentina S.A.)
ENRE	National Regulatory Authority of Electricity
FACPCE	Federación Argentina de Consejos Profesionales de Ciencias Económicas
Foundation	Pampa Energía Foundation committed to education (Foundation)
Greenwind	Greenwind S.A.
GUDI	Gran Usuario del Distribuidor
HIDISA	Hidroeléctrica Diamante S.A.
HINISA	Hidroeléctrica Los Nihuiles S.A.
IASB	International Accounting Standards Board
IEASA	Integración Energética Argentina S.A.
IGJ	Inspección General de Justicia - General Inspection of Justice

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS:  (Continuation)

Terms	Definitions
IPIM	Índice de Precios Internos al por Mayor
MEM	Wholesale Electricity Market
NIC	International Accounting Standards
NIIF	International Financial Reporting Standards
NYSE	New York Stock Exchange
OED	Organismo Encargado del Despacho
OCP	Oleductos de Crudo Pesados S.A.
OCP Ltd	Oleductos de Crudo Pesados Ltd
Oldelval	Oleoductos del Valle S.A.
Orígenes Retiro	Orígenes Seguros de Retiro S.A.
PACOGEN	Pampa Cogeneración S.A.
PACOSA	Pampa Comercializadora S.A.
PBA	Buenos Aires province
PEA	Parques Eólicos Argentinos S.A.
PEB	Pampa Energía Bolivia S.A. (previously “PBI” Petrobras Bolivia Internacional S.A.)
PEFM	Parques Eólicos del Fin del Mundo S.A.
PELSA	Petrolera Entre Lomas S.A.
PEPE II	Parque Eólico Pampa Energía II
PEPE III	Parque Eólico Pampa Energía III
PHA	Petrobras Hispano Argentina S.A.
PISA	Pampa Inversiones S.A.
PP	Pampa Participaciones S.A.
Refinor	Refinería del Norte S.A.
RTI	Tariff Structure Review
SACDE	Sociedad Argentina de Construcción y Desarrollo Estratégico
SACME	Centro de Movimiento de Energía S.A.
SADI	Argentine Interconnection System
Salaverri, Dellatorre, Burgio & Wetzler	Salaverri, Dellatorre, Burgio y Wetzler Malbran Abogados Sociedad Civil

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
SE	Secretary of Energy
SEC	Security and Exchange Comission
SEE	Secretary of Electrical Energy
SGE	Secretary of Energy Government
SRRyME	Electricity Market and Renewable Resources Secretariat
TGS	Transportadora de Gas del Sur S.A.
The Company / Pampa	Pampa Energía S.A.
The Group	Pampa Energía S.A. and its subsidiaries
TJSM	Termoeléctrica José de San Martín S.A.
TMB	Termoeléctrica Manuel Belgrano S.A.
Transba	Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A.
Transelec	Transelec Argentina S.A.
Transener	Compañía de Transporte de Energía Eléctrica en Alta Tensión Transener S.A.
US$	U.S. dollar
VAD	Vallue Added Distribution
WEM	Wholesale Electricity Market
YPF	YPF S.A.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME

For the nine and three-month periods ended September 30, 2019 presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

		Nine-month		Three-month
	Note	09.30.2019	09.30.2018	09.30.2019	09.30.2018

Revenue	8	110,039	85,933	44,500	31,270
Cost of sales	9	(77,802)	(55,840)	(31,010)	(19,532)
Gross profit		32,237	30,093	13,490	11,738

Selling expenses	10.1	(5,785)	(4,612)	(2,102)	(1,935)
Administrative expenses	10.2	(5,886)	(5,513)	(2,221)	(1,708)
Exploration expenses	10.3	(155)	(12)	(84)	(7)
Other operating income	10.4	1,357	6,079	407	753
Other operating expenses	10.4	(3,189)	(5,839)	(1,232)	(1,098)
Share of profit (loss) from associates and joint ventures	5.3.2	3,429	505	501	(200)
Agreement on the Regularization of Obligations	2.3.2	15,296	-	2,230	-
Operating income		37,304	20,701	10,989	7,543

Gain on monetary position, net		8,514	17,217	2,689	9,804
Finance income	10.5	3,659	2,356	1,260	1,043
Finance costs	10.5	(10,669)	(8,229)	(3,518)	(3,501)
Other financial results	10.5	1,966	(35,687)	1,428	(17,751)
Financial results, net		3,470	(24,343)	1,859	(10,405)
Profit (loss) before income tax		40,774	(3,642)	12,848	(2,862)
Income tax	10.6	(2,828)	841	(3,987)	298
Profit (loss) of the period from continuing operations		37,946	(2,801)	8,861	(2,564)
Profit (loss) of the period from discontinued operations	5.2	-	3,021	-	(1,104)
Profit (loss) of the period		37,946	220	8,861	(3,668)

Other comprehensive income (loss)
Items that will be reclassified to profit or loss
Exchange differences on translation		(5,051)	-	(8,124)	-
Items that will not reclassified to profit or loss
Share of loss from joint ventures		-	99	-	114
Exchange differences on translation		40,795	-	30,293	-
Other comprehensive income of the period from continuing operations		35,744	99	22,169	114
Other comprehensive income of the period from discontinued operations	5.2	-	312	-	91
Total comprehensive income (loss) of the period		73,690	631	31,030	(3,463)

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME (Continuation)

For the nine and three-month periods ended September 30, 2019 presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Nine-month		Three-month
	09.30.2019	09.30.2018	09.30.2019	09.30.2018
Total income (loss) of the period attributable to:
Owners of the company	31,863	(2,468)	8,159	(4,860)
Non - controlling interest	6,083	2,688	702	1,192
	37,946	220	8,861	(3,668)

Total income (loss) of the period attributable to owners of the company:
Continuing operations	31,863	(5,399)	8,159	(3,746)
Discontinued operations	-	2,931	-	(1,114)
	31,863	(2,468)	8,159	(4,860)

Total comprehensive income (loss) of the period attributable to:
Owners of the company	61,273	(2,213)	27,527	(4,811)
Non - controlling interest	12,417	2,844	3,503	1,348
	73,690	631	31,030	(3,463)

Total comprehensive income (loss) of the period attributable to owners of the company:
Continuing operations	61,273	(5,392)	27,527	(3,945)
Discontinued operations	-	3,179	-	(866)
	61,273	(2,213)	27,527	(4,811)

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

As of September 30, 2019

presented in comparative format

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Note	09.30.2019	12.31.2018
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	11.1	195,859	125,005
Intangible assets	11.2	8,465	6,080
Right-of-use assets		948	-
Deferred tax assets	11.3	3,257	80
Investments in joint ventures and associates	5.2	25,591	15,333
Financial assets at amortized cost	12.1	2,027	-
Financial assets at fair value through profit and loss	12.2	645	422
Other assets		48	33
Trade and other receivables	12.3	4,260	9,521
Total non-current assets		241,100	156,474

CURRENT ASSETS
Inventories	11.4	8,655	5,169
Financial assets at amortized cost		3,097	1,330
Financial assets at fair value through profit and loss	12.2	31,263	15,273
Derivative financial instruments		739	3
Trade and other receivables	12.3	35,341	26,489
Cash and cash equivalents	12.4	2,361	9,097
Total current assets		81,456	57,361
Total assets		322,556	213,835

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION (Continuation)

As of September 30, 2019

presented in comparative format

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Note	09.30.2019	12.31.2018
SHAREHOLDERS´ EQUITY
Share capital	13.1	1,743	1,874
Share capital adjustment	13.1	9,826	9,826
Share premium	13.1	18,500	18,499
Treasury shares	13.1	157	25
Treasury shares adjustment	13.1	134	134
Treasury shares cost	13.1	(6,299)	(1,490)
Legal reserve		1,753	904
Voluntary reserve		23,489	7,355
Other reserves		(742)	(483)
Retained earnings		49,929	15,193
Other comprehensive income		9,240	(314)
Equity attributable to owners of the company		107,730	51,523
Non-controlling interest		28,254	16,160
Total equity		135,984	67,683

LIABILITIES
NON-CURRENT LIABILITIES
Investments in joint ventures and associates	5.3	199	153
Provisions	11.5	9,165	5,499
Income tax and minimum notional income tax provision	12.7	544	1,034
Deferred revenue		271	275
Taxes payables		435	542
Deferred tax liabilities	11.3	18,272	15,354
Defined benefit plans		1,484	1,175
Salaries and social security payable		232	163
Borrowings	12.5	100,313	69,189
Trade and other payables	12.6	4,526	8,162
Total non-current liabilities		135,441	101,546

CURRENT LIABILITIES
Provisions	11.5	1,254	871
Deferred revenue		5	5
Income tax and minimum notional income tax provision	12.7	3,876	1,084
Taxes payables		3,260	2,052
Defined benefit plans		163	162
Salaries and social security payable		2,681	2,726
Derivative financial instruments		3	49
Borrowings	12.5	13,735	12,901
Trade and other payables	12.6	26,154	24,756
Total current liabilities		51,131	44,606
Total liabilities		186,572	146,152
Total liabilities and equity		322,556	213,835

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

For the nine-month period ended September 30, 2019

presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Attributable to owners
	Equity holders of the company							Retained earnings
	Share capital	Share capital adjustment	Share premium	Treasury shares	Treasury shares adjustment	Treasury shares cost		Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss) for the year	Retained earnings (Accumulated losses)	Subtotal	Non-controlling interest	Total equity
Balance as of December 31, 2017	2,080	10,906	18,496	2	13	(126)		733	12,554	367	(353)	11,806	56,478	17,789	74,267
Change in accounting policies (Note 4.1.1.2) (2)	-	-	-	-	-	-		-	-	-	-	(55)	(55)	(22)	(77)
Balance as of Juanary 1, 2018	2,080	10,906	18,496	2	13	(126)		733	12,554	367	(353)	11,751	56,423	17,767	74,190

Recomposition of legal reserve - Shareholders’ meeting 04.27.2018	-	-	-	-	-	-		171	-	-	-	(171)	-	-	-
Recomposition of volumtary reserve - Shareholders’ meeting 04.27.2018	-	-	-	-	-	-		-	4,823	-	-	(4,823)	-	-	-
Stock compensation plans	-	-	3	-	-	3		-	-	(3)	-	-	3	4	7
Acquisition of own shares (Note 13.1) (2)	(185)	(949)	-	185	949	(11,369)		-	-	-	-	-	(11,369)	(478)	(11,847)
Dividens provided for or paid	-	-	-	-	-	-		-	-	-	-	-	-	(77)	(77)
Sale of share in companies	-	-	-	-	-	-		-	-	-	-	-	-	(3,518)	(3,518)
Profit for the nine-month period	-	-	-	-	-	-		-	-	-	-	(2,468)	(2,468)	2,688	220
Other comprehensive income for the nine-month period	-	-	-	-	-	-		-	-	-	255	-	255	156	411
Balance as of September 30, 2018	1,895	9,957	18,499	187	962	(11,492)	-	904	17,377	364	(98)	4,289	42,844	16,542	59,386

Stock compensation plans	-	-	-	-	-	6		-	-	17	-	-	23	(4)	19
Acquisition of own shares (Note 13.1) (2)	(21)	(131)	-	21	131	(1,166)		-	-	-	-	-	(1,166)	(54)	(1,220)
Subsidiaries' shares acquisition	-	-	-	-	-	-		-	-	(864)	-	-	(864)	(2)	(866)
Capital reduction (Note 12.1) (2)	-	-	-	(183)	(959)	11,162		-	(10,022)	-	-	-	(2)	-	(2)
Distribution of dividends	-	-	-	-	-	-		-	-	-	-	-	-	(5)	(5)
Profit for the complementary three-month period	-	-	-	-	-	-		-	-	-	-	10,904	10,904	(315)	10,589
Other comprehensive income for the complementary three-month period	-	-	-	-	-	-		-	-	-	(216)	-	(216)	(2)	(218)
Balance as of December 31, 2018	1,874	9,826	18,499	25	134	(1,490)		904	7,355	(483)	(314)	15,193	51,523	16,160	67,683

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED

INTERIM STATEMENT OF CHANGES IN EQUITY (Continuation)

For the nine-month period ended September 30, 2019

presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Attributable to owners
	Equity holders of the company						Retained earnings
	Share capital	Share capital adjustment	Share premium	Treasury shares	Total liabilities	Treasury shares cost	Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss) for the year	Retained earnings (Accumulated losses)	Subtotal	Non-controlling interest	Total equity
Balance as of December 31, 2018	1,874	9,826	18,499	25	134	(1,490)	904	7,355	(483)	(314)	15,193	51,523	16,160	67,683
Recomposition of volumtary reserve - Shareholders’ meeting 04.27.2018	-	-	-	-	-	-	849	16,134	-	-	(16,983)	-	-	-
Stock compensation plans	1	-	1	-	-	14	-	-	19	-	-	35	-	35
Subsidiaries' shares acquisition	-	-	-	-	-	-	-	-	(278)	-	-	(278)	(266)	(544)
Acquisition of own shares (Note 13.1)	(132)	-	-	132	-	(4,823)	-	-	-	-	-	(4,823)	-	(4,823)
Distribution of dividends	-	-	-	-	-	-	-	-	-	-	-	-	(57)	(57)
Profit for the nine-month period	-	-	-	-	-	-	-	-	-	-	31,863	31,863	6,083	37,946
Other comprehensive income for the nine-month period	-	-	-	-	-	-	-	-	-	9,554	19,856	29,410	6,334	35,744
Balance as of September 30, 2019	1,743	9,826	18,500	157	134	(6,299)	1,753	23,489	(742)	9,240	49,929	107,730	28,254	135,984

(1)    It includes the result of operations with non-controlling interest that do not result in a loss of control and reserves for stock compensation plans.

(2)    Notes to the consolidated financial statements as of December 31, 2018.

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS

For the nine-month period ended September 30, 2019

presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Note	09.30.2019	09.30.2018

Cash flows from operating activities:
Profit (loss) of the period from continuing operations		37,946	(2,801)
Profit of the period from discontinued operations		-	3,021
Adjustments to reconcile net profit (loss) to cash flows generated by operating activities:	14.1	(7,557)	29,099
Changes in operating assets and liabilities	14.2	(6,190)	(15,413)
Net cash used in operating activities from discontinued operations	5.2	-	(1,726)
Net cash generated by operating activities		24,199	12,180
Cash flows from investing activities:
Payment for property, plant and equipment		(21,111)	(13,925)
Payment for financial assets		3,465	(6,711)
Payments for capital integration in companies		(4,279)	-
Collections for sales of shares in companies and property, plant and equipment		960	15,938
Dividends received		3,250	207
Colletion (proceeds) from loans		183	(264)
Recovery of investment funds, net		(9,388)	8,839
Net cash (used in) generated by investing activities		(26,920)	4,084

Cash flows from financing activities:
Proceeds from borrowings		24,864	4,204
Payment of borrowings		(21,475)	(3,882)
Payment of borrowings interests		(5,140)	(4,130)
Payment for acquisition of own shares		(5,367)	(11,800)
Payments of dividends from subsidiaries to third parties		(57)	(83)
Repayment of own debt		(4,032)	(95)
Proceeds from sales of shares in subsidiaries		(136)	-
Net cash generated by financing activities from discontinued operations	5.2	-	1,565
Net cash used in financing activities		(11,343)	(14,221)

(Decrease) increase in cash and cash equivalents		(14,064)	2,043

Cash and cash equivalents at the begining of the year	12.4	9,097	1,180
Cash and cash equivalents at the begining of the year reclasified to assets classified as held for sale		-	238
Exchange difference generated by cash and cash equivalent		7,338	2,754
Loss an net monetary position generated by cash and cash equivalent		(10)	(128)
(Decrease) increase in cash and cash equivalents		(14,064)	2,043
Cash and cash equivalents at the end of the period	12.4	2,361	6,087

The accompanying notes are an integral part of these unaudited condensed interim financial statements

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

For the nine-month period ended September 30, 2019

presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 1: GENERAL INFORMATION

The Company is the largest fully integrated power company in Argentina and, through its subsidiaries, it participates in the electricity and oil and gas value chains.

In the generation segment, the Company has a 4,751 MW installed capacity, which represents approximately 12% of Argentina’s installed capacity, and is the second largest independent generator in the country. Additionally, the Company is currently undergoing a process to expand its capacity by 471 MW.

In the distribution segment, the Company has a controlling interest in Edenor, the largest electricity distributor in Argentina, which has approximately 3.1 million customers and a concession area covering the Northern part of the City of Buenos Aires and Northwestern Greater Buenos Aires.

In the oil and gas segment, the Company is one of the leading oil and natural gas producers in Argentina, with operations in 11 production areas and 7 exploratory areas and a production level of 7.4 million m3/day of natural gas and 5,000 barrels of oil equivalent for oil during the nine-month period ended June 30, 2019. Its main natural gas production blocks are located in the Provinces of Neuquén and Río Negro. As a result of the divestment mentioned in Note 5.2, the results and cash flows of the refining and distribution segment in 2018 are classified as discontinued operations.

In the petrochemical segment the operations are based in the Argentine Republic, where the Company operates three high-complexity plants that produce styrene, synthetic rubber and polystyrene, with a local market share between 85% and 100%.

Finally, through its holding and others segment, the Company participates in the electricity and gas transportation businesses In the transmission business, the Company jointly controls Citelec, which has a controlling interest in Transener, a company engaged in the operation and maintenance of a 20,933 km high-voltage electricity transmission network in Argentina with an 85% share in the Argentine electricity transmission market. In the gas transportation business, the Company jointly controls CIESA, which has a controlling interest in TGS, a company holding a concession for the transportation of natural gas with 9,231 km of gas pipelines in the center, west and south of Argentina, and which is also engaged in the processing and sale of natural gas liquids through the Cerri Complex, located in Bahía Blanca, in the Province of Buenos Aires. Additionally, the segment includes advisory services provided to related companies.

The 2018 results and cash flows associated with the divestment of the main assets in the Refining and Distribution segment mentioned in Note 5.2 are disclosed as discontinued operations of the Holding and Others segment.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: REGULATORY FRAMEWORK

2.1 Generation

2.1.1. SRRyME Resolution No. 1/19 - New remuneration scheme

On March 1, 2019, SRRYME Res. No. 1/19 was published in the BO, which abrogated the remuneration scheme established by SEE Res. No. 19/17. The new scheme, applicable as from March 1, 2019, maintains a US$-denominated remuneration system.

The main changes are:

2.1.1.1. Remuneration for Available Power Capacity

2.1.1.1.1. Thermal Power Generators

The Resolution maintains in effect a remuneration made up of a minimum or base power capacity payment for generators with no availability commitments, and another for offered guaranteed power capacity, although with lower values than under the previous system:

-          The minimum remuneration for power capacity was reduced from US$ 5,700/MW-month to US$ 5,200/MW-month for small steam turbine units (≤ 100MW) and internal combustion engines.

-          The price of the remuneration for guaranteed power capacity decreased from US$ 7,000/MW-month to US$ 5,500 US$/MW-month, only for the autumn and spring periods.

Furthermore, the Resolution applies a coefficient derived from the unit’s average utilization factor during the last twelve months to the power capacity remuneration: a minimum 70% utilization factor is required to collect 100% of the power capacity payment; if the utilization factor ranges between 30% and 70%, the power capacity payment will range between 70% and 100%; and if the usage factor is lower than 30%, 70% of the power capacity payment will be collected.

Finally, the Resolution abrogates the additional remuneration scheme to encourage the guaranteed power capacity offered in the periods with a higher system demand.

2.1.1.1.2. Hydroelectric Generators

The Remuneration maintains in effect the power capacity prices set forth by SEE Resolution No. 19/17; however, the hours during which a hydroelectric generator is not available due to programmed and/or agreed maintenance will no longer be computed for the calculation of the power capacity remuneration.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (continuation)

2.1.1.1.3. Wind generation

As regards generation from unconventional sources, the Resolution abolishes the remuneration for available power capacity made up of a base price of US$ 7.5/MW and an additional price of US$ 17.5 /MW, and provides for a single remuneration value for its generated energy (see the following subsection).

2.1.1.2. Remuneration for Generated and Operated Energy

The remuneration for generated energy is reduced to US$ 4/MWh and US$ 7/MWh for energy generated with gas and fuel oil or diesel oil, respectively (previously, US$ 5/MWh and US$ 10/MWh, respectively).

As regards generation from unconventional sources, a single remuneration value for generated energy is established at US$ 28/MWh, irrespective of the source used. Energy generated prior to commissioning by the OED will be remunerated at 50% of the above-mentioned remuneration.

The remuneration for operated energy is reduced to US$ 1.4/MWh (previously, US$ 2/MWh).

2.1.1.3. Additional Remuneration for Efficiency and Low-Use Thermal Generators

The Resolution eliminates the incentive for efficiency and low-use/frequent startups.

2.1.1.4. Repayment of Overhauls’ Financing

As regards the return of funds delivered to generators under the loan agreements for the execution of overhauls in their units, the resolution provides as follows: (i) the application of all receivables accrued in favor of generators for their settlement, and (ii) a discount scheme in the generator’s revenues equivalent to US$ 1/MWh for each generated MW, or US$ 700/MW-month for the unit’s actual availability, whichever is higher.

2.1.2. Fuel Self-Procurement by Thermal Power Plants

In case the generator has opted to use own fuels for generation and does not have such availability upon dispatch, the power capacity availability calculation will be reduced to 50% of the actual availability. Similarly, the generator will lose its dispatch priority, and in case the OED assigns to it fuel for generation, the generated energy will be remunerated at just 50% of the approved non-fuel variable costs.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.2   Transmission

2.2.1 Remuneration Update

In 2019, pursuant to the provisions of the RTI, the ENRE has continued applying the semi-annual tariff update mechanism in accordance with the applicable formula, which depends on the IPIM, the IPC and the Salary Index, as long as compliance with the trigger clause is verified.

On September 25, 2019, the ENRE issued Resolutions No. 269/19 and No. 267/19 updating Transener and Transba’s remunerations by a cumulative 112.41% and 115.75%, respectively, for the December 2016 – June 2019 period, applicable on the remuneration scheme as of August 2019.

The penalty to be determined by the ENRE may differ from Transener’s estimates.

2.2.2  SADI Service Outage

On June 16, 2019, at 07:07 a.m., the SADI experienced a total outage.

This total outage was a result of the concurrence of multiple shortcomings within the SADI, some of them external to the Transmission System operated and maintained by Transener.

As regards the transmission system under the responsibility of Transener, the fault was due to a specific technical problem, and not to the lack of investment and maintenance. Following the change in the configuration of the littoral corridor due to the 500 kV Colonia Elía – Campana / Colonia Elía – Manuel Belgrano lines bypass, the DAG mechanism was not properly adjusted and failed to recognize signals sent out by the protection system. This bypass was made on account of the relocation of tower 412 to support the highest possible power transmission capacity in the littoral corridor.

Due to the great volume of electricity dispatched from this corridor and the DAG failure, there was an imbalance between supply and demand which could not be redressed by the system’s other restraint barriers external to the electric power transmission service, resulting in a total outage.

The 500 kV Transmission System was available immediately after the disruption, and 100 % of the transmission lines were available to come into operation and allow for the restoration of the system. Service restoration was overall fast (within 8:30 hours, 75% of the country’s demand had been restored).

Transener estimates that the above-mentioned event will give rise to a $6 million penalty, which has been accounted for by Transener. This estimate is based on the application of the High-Voltage Transmission System’s Service Quality and Penalties Regime attached to Transener’s Concession Agreement as sub-annex IV. The penalty to be finally assessed by the ENRE may differ from Transener’s estimates.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.3   Energy distribution

2.3.1 Electricity rate situation

On January 31, 2019, the ENRE issued Resolution No. 25/19, whereby it approved, under the terms of ENRE Resolution No. 366/2018, the values of Edenor’s Electricity Rate Schedule, effective from the billing relating to the reading of meters subsequent to 00:00 AM on February 1, 2019, and informed the value of the average electricity rate as from February 1, 2019, under the terms of the SGE’s Resolution No. 366/2018, which modifies the prices at which Distributors acquire energy in the MEM.

Furthermore, by means of Resolution No. 27/19, the aforementioned regulatory authority approved the CPD value of February 2019 together with the stimulus factor, whose application was deferred until March 2019. Additionally, the ENRE determined the value to be applied for the 36 remaining installments resulting from the gradual application system established in ENRE Resolution No. 63/2017. Moreover, it is provided that the 50% of the CPD that should have been applied in August 2019 will be recovered in 6 installments, adjusted according to the variation of the CPD.

On April 30, 2019, the SRRyME issued Resolution No. 14/19, which, among other issues, approves the MEM definitive winter scheduling and modifies the Power Reference Prices and the Stabilized Price of Energy (SPE) relating to the May 1-October 31, 2019 period.

This Resolution provides that the increases of the Stabilized Price of Energy relating to the May-October 2019 six-month period, which had been authorized by Resolution No. 366/2018 for Residential customers, are to be absorbed by the Federal Government, whereas the increases established for non-residential customers with supplies lower than 300 kW and those relating to customers with supplies higher than 300 kW, GUDI customers, were modified for the May-July and August-October 2019 three-month periods.

With regard to the supplies lower than 300 kW (non-residential customers), and those higher than 300 kW, GUDI Customers, the values of the Stabilized Price of Energy were increased for the May-July 2019 and August-October 2019 three-month periods.

Furthermore, on September 19, 2019, Edenor and the Federal Government entered into an Electricity rate schedules maintenance agreement, which provides for the following:

•    To maintain the electricity rate schedules that were in effect prior to August 1, 2019 for all electricity rate categories;

•    To postpone until January 1, 2020 the application of the CPD that was to be applied as from August 1, 2019 (adjustment mechanism set forth in ENRE Resolution No. 63/2017), relating to the January-June 2020 period, which amounted to 19.05%;

•    To update the electricity rate schedules in relation to seasonal energy prices as from January 1, 2020;

•    To regularize the difference of the CPD and the seasonal energy prices generated between those applied as from August 1, 2019 and those to be applied as from January 1, 2020, for the August 1, 2019-December 31, 2019 period, which will be recovered in seven monthly and consecutive installments as from January 1, 2020 and will be adjusted in accordance with the relevant CPD adjustment and the methodology set forth in late payment procedures applied by CAMMESA, respectively;

•    Commitment to maintain the quality of the service and meet the quality parameters set forth in the Concession Agreement;

•    To postpone until March 1, 2020 the payment by Edenor of any penalty at its original value plus the relevant adjustments applicable at the time of payment.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

Furthermore, on October 22, 2019, SRRyME Resolution No. 38/2019 approved the seasonal scheduling for the November 2019-April 2020 period, and provided as well that the power reference price, the energy reference price for residential users and energy reference prices for both the Distributors’ Large Users and the other non-residential users, effective since August 2019, will remain the same until April 2020.

2.3.2. Change of Jurisdiction and Regularization of Obligations

On February 28, 2019, the Federal Government, the PBA and the CABA entered into an agreement to initiate the process of transferring the public service of electricity distribution, duly awarded by the Federal Government to Edenor under a concession, to the joint jurisdiction of the PBA and the CABA, with the latter two jointly assuming the capacity as Grantor of the concession of the service. In the aforementioned agreement, the PBA and the CABA agreed to set up a new bipartite agency in charge of the regulation and control of the distribution service, and the Federal Government agreed to take the necessary steps and carry out the necessary administrative procedures to provide a solution to the pending claims with both Distribution companies.

In the framework of such agreement, on May 9, 2019, the Federal Government, the CABA and the PBA entered into an agreement, the Agreement on the Implementation of the Transfer of Jurisdiction, pursuant to which the CABA and the PBA jointly assume, as from the date on which the agreement comes into effect with the relevant ratifications, the regulation and control and the capacity as grantor over the distribution service granted to edenor under a concession. Furthermore, it is provided that the Concession Agreement will remain in full force and effect and the national regulations and provisions issued by both the Energy Secretariat and the ENRE until the effective date of the transfer will be the regarded as the applicable regulatory framework; and that the pledge on the class A shares held by Pampa, representing 51% of Edenor’s share capital, made as security for the strict compliance with the obligations resulting from the Concession Agreement, is assigned by the Federal Government to the CABA and the PBA.

Edenor was notified of and consented to the agreement between the Federal Government and the new Grantors of the concession, and agreed both to indemnify them against any claims and to obtain the consent of the majority of its shareholders. This Agreement on the Implementation of the Transfer of Jurisdiction was ratified by the Provincial Executive Power and the City’s Legislative Power by means of Executive Order 1289/2019 (published in the Official Gazette of the Province of Buenos Aires on October 2, 2019) and Legislative Resolution No. 161/19 (published in the Official Gazette of the CABA on July 17, 2019), respectively.

Furthermore, within the framework of the change of jurisdiction and as a condition for the transfer, on May 10, 2019, Edenor and the Governmental Secretariat of Energy, on behalf of the Federal Government, entered into an Agreement on the Regularization of Obligations, putting an end to the mutual pending claims originated in the 2006-2016 Transitional Tariff Period.

By virtue of this Agreement, Edenor (i) waives any rights to which it may be entitled and abandons any actions against the Federal Government, including the complaint filed by edenor in 2013 for failure to comply with the obligations resulting from the Agreement on the Renegotiation of the Concession Agreement (the "Adjustment Agreement”) entered into on February 13, 2006; (ii) undertakes to pay works and loans for consumption (“mutuums”)-related debts originated in the transition period; (iii) agrees to pay users certain penalty and compensation amounts relating to that period; and (iv) agrees to make investments, in addition to those agreed upon in the RTI, aimed at contributing to improving the reliability and safety of the service.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

In return, the Federal Government partially recognizes the claim duly made by Edenor -referred to in caption (i) of the previous paragraph-, by fully offsetting pending obligations with the MEM for electric power purchases made during the transition period, partially cancelling the mutuums for investments granted by CAMMESA also during that period, and cancelling penalties payable to the National Treasury.

The implementation of this agreement implied, on a one-time-only basis, the partial recognition of the claim made by Edenor for an amount of $ 7,761 million as compensation for the Federal Government’s failure to comply with obligations for 10 years during the Transitional Tariff Period, as well as the adjustment of the liabilities recorded at the time of the agreement, replicating the conditions applied to all the sector’s distributors, generating a profit of $ 6,922 million. Additionally, $ 324 million and $ 289 million from the Federal Government and the Province of Buenos Aires were recognized, respectively. These effects are disclosed in the “Agreement on the Regularization of Obligations” line item of the Condensed Interim Statement of Comprehensive Income, and do not imply any inflow of funds whatsoever for Edenor; on the contrary, Edenor must comply in the next 5 years with the investment plan stipulated in the above-mentioned agreement, which will be aimed at contributing to the improvement of the reliability and/or safety of the service as a whole, in addition to complying with the Investment Plan duly agreed upon in the tariff structure review (RTI) approved by Resolution No. 63/2017, which, together with the penalties payable to users, the payment of liabilities for mutuums and works, and the payment of the generated income tax amount, implies an actual disbursement of funds for a total approximate amount of $ 7,600 million, in a 5-year term.

Additionally, it was agreed that the receivable amounts in favor of Edenor for the consumption of shantytowns with community meters generated from July 2017 through December 31, 2018 -exclusively with regard to the percentage agreed upon by the Federal Government-, relating to the framework Agreement (Note 2.3.3) for $ 471 million, and the receivable amount resulting from applying the cap to the bills of users benefited from the Social Tariff for $ 923 million, would be offset against both part of the debt Edenor held with CAMMESA for loans received for the carrying out of works, and the debts Edenor held with CAMMESA for the investments made in the Costanera – Puerto Nuevo – Malaver 220kV Interconnection works, carried out through the Trust for the Management of Electric Power Transmission Works (FOTAE), and for the carrying out of the Tecnópolis Substation’s works.

In this framework, Edenor Extraordinary Shareholders’ Meeting dated June 10, 2019 not only ratified the actions taken by the Board of Directors in the negotiations and signing of the Agreement on the Implementation of the transfer of jurisdiction and the Agreement on the Regularization of obligations, but also approved the waiver of rights, actions and claims against the Federal Government originated in the Transitional Tariff Period, and the abandonment of the lawsuit filed in 2013 against the Federal Government.

In accordance with that which has been previously mentioned, the negative working capital of $ 2,670 million as of September 30, 2019 is a reflection of Edenor’s still deteriorated economic and financial equation, mainly as a consequence of the constant increase in operating costs. In this regard and considering that the economic and political context in which Edenor operates is being affected by various changes and measures, mentioned in Note 3, which directly impact on Edenor's financial situation, its Board of Directors permanently monitors the development of the variables that affect Edenor’s business, in order to define its course of action and identify the potential impacts on its financial and cash position.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.3.3. Framework Agreement and Social Tariff

As a consequence of the transfer of jurisdiction of the public service of electricity distribution, provided for by Law No. 27,467, from the Federal Government to the PBA and to the CABA, Edenor is undertaking a review, with the new Grantors of the Concession, of the treatment to be given to the low-income areas and shantytowns’ consumption of electricity as from January 1, 2019.

In this framework, the Government of the Province of Buenos Aires enacted Law No. 15,078 on General Budget, which provided that the PBA will pay for the aforementioned consumption the same amount as that paid in 2018, and that any amount in excess of that shall be borne by the Municipalities in whose territories the particular shantytowns are located. Such consumption shall be previously approved by the regulatory agencies or local authorities having jurisdiction in each area.

Furthermore, Edenor and the Federal Government entered into an Agreement on the extension of the new framework agreement, which provides for the following:

-        To extend as from January 1, 2019 and until May 31, 2019 the New framework agreement entered into on October 6, 2003;

-        The Federal Government’s commitment to pay the amounts of its economic contribution for the supply of electricity to shantytowns, after the energy associated with the Social Tariff has been discounted;

-        That the receivable amounts recognized by this extension are assigned by Edenor to Edesur.

Based on the terms of the Agreement on the Regularization of Obligations, and the Agreement on the extension of the new framework agreement, as of September 30, 2019, Edenor recognized revenue from the sale of electricity under the Framework Agreement for $ 471 million, which stated in constant values amounts to $ 529 million, and $ 210 million, both relating to the Federal Government’s participation until May 31, 2019.

Additionally, and as previously mentioned, the Extension Agreement provides that the receivable amounts thereby recognized are assigned by Edenor to Edesur, and that the Federal Government undertakes to instruct CAMMESA to offset them against the mutuum-related debts Edesur has with the Federal Government. In this regard, Edenor and Edesur entered into the relevant assignment of receivables agreement, which provides that, in consideration for the assigned receivables, Edesur will pay Edenor the sole, full and final sum of $ 168 million.

With regard to the discounts under the system of caps applicable to customers benefited from the Social Tariff that the Federal Government owed to this Distributor, Edenor recorded revenue for $ 923 million, which stated in constant values amounts to $ 1,037 million, relating to the December 2017-December 2018 period, as a consequence of the implementation and subsequent cancellation thereof resulting from the Agreement on the Regularization of Obligations (Note 2.3.2).

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.4 Gas Transportation

2.4.1. Semi-annual tariff update

On March 29, 2019, ENARGAS issued Resolution No. 192/2019 approved, effective as from April 1, 2019, a 26% increase in tariff schemes applicable to the natural gas transportation utility by TGS current as of March 31, 2019.

In accordance with current regulations, ENARGAS has considered the evolution of the IPIM update index between the months of August 2018 and February 2019 to define six-monthly adjustments to TGS’ tariffs.

This increase is granted under the six-monthly tariff update of the natural gas transportation service pursuant to the provisions of the RTI process.

As regards the semi-annual tariff update which should have entered into effect as from October 1, 2019, on September 3, 2019, the SGE issued Resolution No. 521/2019 postponing its effective date to January 1, 2020, date on which the IPIM variation for the March – August period will apply according to what has been stipulated under the current tariff scheme.

This deferral will result in TGS having to review and adjust, in the same proportion as the foregone income, the execution of the Five-Year Investment Plan. As of the issuance of these Consolidated Condensed Interim Financial Statements, TGS has submitted the works adjustment proposal to ENARGAS, without the corresponding approval resolution being issued as of the date hereof.

2.4.2 Collection Deferrals

On June 21, 2019, the SGE issued Resolution No. 336/2019, which provided for a 22% payment deferral in bills issued from July 1, 2019 to October 31, 2019 for services provided to natural gas residential users.

These deferrals will be recoverable in five monthly, equal and consecutive installments payable in bills issued as from December 1, 2019. The Federal Government will pay to licensees an economic compensation for the financial cost of the deferral in the form of a government grant.

On August 22, 2019, the SGE issued Resolution No. 488/2019 establishing the procedure for the calculation applicable by natural gas distributors and subdistributors of the deferral provided for by Resolution No. 336/2019. Furthermore, this resolution instructs the Undersecretariat of Hydrocarbon and Fuels to implement the procedure to be used for the calculation and payment of the previously mentioned compensation. As of the issuance of these consolidated condensed interim financial statements, no regulations for the calculation and methodology applicable to the payment of the above-mentioned economic compensation have been passed.

As of September 30, 2019, TGS has sales receivables from natural gas distributors in the amount of $ 1,094 million under these items.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.5. Sale of crude oil and natural gas

2.5.1 Sale of crude oil

On August 15, 2019 Executive Order No. 566/2019 was issued, which provided that, during a 90-day period:

i)           deliveries of crude oil in the domestic market should be billed and paid applying a reference exchange rate of $ 45.19 /US$ and a reference Brent crude oil price of US$ 59/bbl

ii)          prices of gasoline and diesel oil sold in the domestic market may not exceed the price effective as of August 9, 2019.

iii)         hydrocarbon production companies, refineries, and wholesalers and retailers should meet the domestic demand of crude oil and liquid fuels, respectively, at the established prices.

On August 30, 2019, Executive Order No. 601/2019 was issued, which updated the reference exchange rate set by Executive Order No. 566/2019 to $ 46.69/US$ for the sale of crude oil in the domestic market, effective from its publication to November 13, 2019.

Furthermore, on September 13, 2019 Resolution No. 552/2019 issued by the Ministry of Finance was published, which established a transfer of $ 116.10 per oil barrel supplied to the domestic market in the month of September 2019, 88% of which to be paid to the oil company and 12% to the province where the oil producing concession is located. The transfer request should be accompanied by waivers by the oil company and the granting province to any administrative, judicial, extrajudicial or arbitration claim, proceeding or right, in the Republic of Argentina, abroad or at the international level, associated with the application of Executive Orders No. 566/2019 and 601/2019.

Later, on September 18, 2019, Resolution No. 557/2019 issued by the Ministry of Finance was published, which updated the reference exchange rate set by Executive Order No. 601/2019 to $ 49.30/US$, and allowed for an increase of up to 4% compared to the prices effective as of August 9, 2019 for all qualities of gasoline and diesel oil at points of sale, effective from its publication to November 13, 2019.

2.5.2 Sale of natural gas

On August 15, 2019, ENARGAS Resolution No. 466/2019 was published, which, together with its amending resolutions (Resolutions No. 554/19, 624/19 and 636/19), provides for the methodology to determine the amount payable by the Federal Government for the differences generated by exchange rate variations between the value of gas purchased by natural gas distributors and the value set in the tariff schemes effective between April 1, 2018 and March 31, 2019, pursuant to the provisions of Executive Order No. 1053/2018. On October 25, the Company adhered to the collection procedure established by Executive Order No. 1.053/18 (see Note 12.3.2).

Furthermore, Resolution No. 299/2019 issued by the Ministry of Finance and published on May 28, 2019 approves the applicable offsetting methodology so that gas suppliers may execute the gas price allowance set forth in Resolution No. 148/2019 (in their billings) and obtain the corresponding reimbursement by the Federal Government.

In this same line, the deferral benefit provided for by Resolution No. 336/2019 of the Ministry of Finance (see details in Note 2.4.2) was granted to natural gas residential customers, and the tariff scheme update was postponed pursuant to Resolution No. 521/2019 of the Ministry of Finance (see details in Note 2.4.1).

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.6. Tax reform

2.6.1 Optional Tax Revaluation

On March 27, 2019, Pampa and CPB, based on their evaluation of the domestic context and the evolution of financial variables (including the inflation rate), have exercised their option to adhere to the tax revaluation regime on their property, plant and equipment existing as of December 31, 2017 pursuant to Title X of Law No. 27,430, the tax cost of such property thus increasing to $ 15,311 million.

On exercising this option, Pampa and CPB have to pay the special tax for a principal amount of $ 1,495 million plus interest for $ 45 million.

Additionally, Pampa and CPB waived all lawsuits and rights invoked in any previously brought judicial or administrative proceedings seeking the application of updating mechanisms on the income tax (see Notes 12.6 and 15.1). Furthermore, Pampa and CPB had to waive their rights to initiate any judicial or administrative proceeding seeking the application of such updating mechanisms regarding fiscal years ended before December 31, 2017.

2.6.2. Tax inflation adjustment

Law No. 27,430 provides for the application of the tax inflation adjustment set forth by Title VI of the Income Tax Law for the first, second and third fiscal year as from its effective date (in 2018) in case the IPC cumulative variation, calculated from the beginning to the end of each fiscal year, exceeds fifty-five percent (55%), thirty percent (30%) and fifteen percent (15%) for fiscal years 2018, 2019 and 2020, respectively.

As of September 30, 2019, the cumulative variation in the IPC for the nine-month period amounts to 37.58%, which exceeds the 30% condition set for the second transition year, and, therefore, the Group has applied the tax inflation adjustment in the calculation of the current and deferred income tax provision, except for the Company and its subsidiary PEFM, which, taking into consideration the merger process described in Note 5.1.1, have not exceeded the established legal parameter for the interim six-month period ended on June 30, 2019.

NOTE 3: BASIS OF PREPARATION

The Argentine Securities and Exchange Commission (CNV), under Title IV: “Periodic Reporting System”- Chapter III: “Provisions applicable to the form of presentation and valuation of financial statements” - Section 1 of its Rules, has provided for the application of Technical Resolution No. 26 (TR 26) of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), as amended, which adopts International Financing Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) for certain entities covered by the public offering regime set forth by Act No. 17811, whether on account of their capital stock or corporate bonds, or because they have requested an authorization to be covered by such regime.

These Condensed Interim Financial Statements for the nine-month period ended September 30, 2019 have been prepared pursuant to the provisions of IAS 34, “Interim Financial Information”, are expressed in million pesos and were approved for their issuance by the Company’s Board of Directors on November 8, 2019.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 3: (Continuation)

This condensed interim financial information had been prepared under the historical cost convention, modified by the measurement of financial assets at fair value through profit or loss. These financial statements do not include all the information that would be required for complete annual financial statements and, therefore, they should be read together with the annual financial statements as of December 31, 2018, which have been prepared under IFRS.

These condensed interim financial statements for the nine-month period ended September 30, 2019 have not been audited. The Company’s management estimates they include all the necessary adjustments to state fairly the results of operations for each period. The results for the three-month period ended September 30, 2019, does not necessarily reflect in proportion the Company’s results for the complete year.

The accounting policies have been consistently applied to all entities within the Group.

The Company operates in an economic context which main variables have recently suffered significant volatility as a result of political and economic events both in the domestic and international spheres. Specifically, in the domestic market the value of shares of the main listed companies, sovereign bonds and the Argentine peso has suffered a deep drop.

In this context, the federal government has imposed several economic measures, including: i) restrictions in the exchange market, as from the establishment of terms to transfer to the country and settle exports, and the requirement of authorization by the BCRA to pay debts to affiliates located abroad, ii) the deferral in the payment of certain short-term public debt instruments, iii) the freezing of the price of fuels for a 90-day term, and iv) changes in the income tax for the fourth category income and tax moratoriums for small and middle-sized companies.

The Company’s management permanently monitors the evolution of situations affecting its business to determine possible steps to take and identify potential impacts on its assets and financial position. The Company’s financial statements should be read in the light of these circumstances.

3.1 Change in Functional Currency

The Company changed its functional currency from the Peso to the U.S. dollar commencing on April 1, 2019 following a change in facts and circumstances relevant to its business operations. Therefore, as from April 1, 2019, the Company records its operations in U.S. dollars, the new functional currency.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 3: (Continuation)

For purposes of effecting this change, the Company has considered the following factors that have influenced the environment in which the entity operates and its sales prices:

(i)            the recent divestment in the refining and distribution segment, which has historically been subject to regulations by the Argentine Government, which had prices set in pesos;

(ii)          the alignment of the remuneration scheme for power generation with prices set directly in U.S. dollars by the Argentine Government, which has remained in effect despite the context of both local and international instability, including the significant exchange rate stress that the Argentine economy has endured;

(iii)         the growing trend of the use of agreements denominated in U.S. dollars in line with the Company’s strategy to focus investments and resources on the expansion of its power generation installed capacity; and

(iv)         the capacity to self-supply the fuel for generation, without the intervention of CAMMESA, on sale prices and a market to be developed through unconventional hydrocarbon resources.

The Company effected the change in functional currency prospectively as from April 1, 2019 as required by IAS 21 “The effects of change in foreign exchange rates”. For practical purposes, and to provide information to the users that may be relevant, reliable, clear and comparable, mainly in terms of the financial performance and cash flows of Pampa in fiscal year 2019, the change in functional currency occurred from April 1, 2019 was effected as from January 1, 2019. As the evolution of dollar and inflation was similar for the first quarter (approximately 15% and 12%, respectively), this simplification did not generate a distortive effect on the present financial statements.

Upon the change in the functional currency, all transactions in currencies other than the functional currency are considered “foreign currency transactions”.

3.2 Effects of changes in foreign exchanges rates

3.2.1 Functional and presentation currency

Information included in these financial statements is recorded in dollars which is the functional currency of the Company, which is the currency of the primary economic environment in which the entity operates and is presented in Argentine pesos, which is the legal currency in Argentina, in accordance to CNV´s requirements.

3.2.2 Transactions and balances in foreign currency

Foreign currency transactions are translated into the functional currency using the seller exchange rate on the date of each transaction or valuation, if there are remeasured items. Foreign exchange gain and loss arising on the settlement of monetary items and on translating monetary items at the closing using the closing exchange rate, are recognized within financial results in the statement of comprehensive income, unless they have been capitalized.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 3: (Continuation)

3.2.3 Group companies’ translation into presentation currency

The Company applies the step‑by‑step consolidation method, consequently, the financial statements of the foreign operation are first translated into the functional currency of the Company, and then translated into the presentation currency.

The results and financial position of the Company, subsidiaries, joint ventures and associates whose functional currency is dollar, are translated into the presentation currency at the end of each period, as follows:

- assets and liabilities are translated at the closing exchange rates;

- income and expenses are translated at the exchange rates at the dates of the transactions;

- the results from the translation of functional currency into presentation currency are recognized in “Other comprehensive income”.

The results and financial position of subsidiaries, joint ventures and associates whose functional currency is argentine peso, a currency of a hyperinflationary economy, are translated into the presentation currency using the closing exchange rate. The results generated by the application of IAS 29 adjustment mechanism for hyperinflationary economies, on the opening equity measured in functional currency are recognized in “Other comprehensive income”.

3.2.4 Classification of Other comprehensive income within the Company´s equity

The Company classifies and directly accumulates within equity, in the retained earnings line, the translation differences generated by results (at opening balance and of the year) of the Company and of the subsidiaries, joint ventures and associates whose functional currency is dollar.

The Company classifies and directly accumulates within equity, in the retained earnings line, the results generated by the application of IAS 29 adjustment mechanism, on the opening retained earnings measured in functional currency, while the remaining results are presented in a separate component of equity and accumulated until the disposal of the foreign operation in “Other comprehensive income”, in accordance to IAS 21.

As a result of the application of the described policy, the translation of the functional currency to a different presentation currency does not change the way in which the underlying items are measured, preserving the amounts, both retained earnings and equity holders, measured in the functional currency in which are generated.

3.2.5 Comparative information

Balances as of December 31, 2018 and for the nine and three-month period ended on September 30, 2018, included in these interim condensed financial statements for comparative purposes, arise from the financial statements at those dates stated in terms of the measuring unit current as of December 31, 2018 in accordance with IAS 29 “Financial information in hyperinflationary economies”.

Certain non-significant reclassifications have been made to those financial statements´ figures to keep the consistency in the presentation with the figures of the current period.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 4: ACCOUNTING POLICIES

The accounting policies applied in these condensed interim financial statements are consistent with those used in the financial statements for the last fiscal year prepared under IFRSs, which ended on December 31, 2018, except as mentioned in Note 3.1.

4.1   New accounting standards, amendments and interpretations issued by the IASB effective as of December 31, 2018 and adopted by the Company

The Company has applied the following standards and / or amendments for the first time as of January 1, 2019:

-           IFRS 16 “Leasing” (issued in January 2016)

-           IFRIC 23 "Uncertainty over Income Tax Treatments" (issued in June 2017)

-           IFRS 9 "Financial instruments" (application guidance modified in October 2017)

-           IAS 28 "Investments in associates and joint ventures" (amended in October 2017)

-           Improvements to IFRSs – 2015-2017 Cycle (amendments issued in December 2017)

-           IAS 19 - "Employee benefits" (amended in February 2018)

The impact of the initial application of IFRS 16, on the results of the operations and the financial position of the Company as from January 1, 2019, is disclosed below.

The application of the rest of the standards, modifications or interpretations did not have any impact on the results of the operations or the financial position of the Company.

4.1.1              Impacts of IFRS 16 adoption

The Company opted to apply the practical expedients permitted under IFRS 16, in relation to the lease contracts previously identified as such under IAS 17, retrospectively with the cumulative effect recognised as an adjustment to the opening balance of retained earnings as of January 1, 2019, without restating the comparative information.

The Company’s management has assessed lease contracts and has identified commitements that correspond to contracts for which the lease term ends within 12 months of the date of initial application or to short-term leases, which continue to be recognised by the Company, in a straight line basis.

The Company, at the date of initial application, maintained the recorded book value for right-of-use assets and lease liabilities previously classified as finance leases under IAS 17.

Finally, no transition adjustments were made for leases in which Pampa is a lessor.

As a result, the Company did not recognise any adjustment to the opening balance of retained earnings due to IFRS 16 initial application.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: GROUP STRUCTURE

5.1. Business combinations

5.1.1. Corporate reorganization

5.1.1.1 PAMPA –PEFM merger

On August 30, 2019, the Company and PEFM’s respective Boards of Directors approved the merger through absorption between the Company, as absorbing company, and PEFM, as absorbed company, pursuant to the provisions of section 82 and following ones of the General Business Organizations’ Law and under the tax neutrality terms set forth by Section 77 and following ones of the Income Tax Law, establishing July 1, 2019 as the actual merger date, as from which all PEFM’s rights and obligations, assets and liabilities were incorporated into the Company’s equity. There was no exchange ratio as the Company directly and indirectly held 100% of PEFM’s capital stock.

On October 15, 2019, the Company and PEFM’s respective Shareholders’ Meetings approved the merger process, its registration with the Public Registry remaining pending.

5.1.1.2. PAMPA – CPB merger

On October 8, 2019, the Company’s Board of Directors instructed to move forward with the tasks allowing to assess the benefits of a merger through absorption process between the Company, as absorbing company, and CPB, as absorbed company, pursuant to section 82 and following ones of the General Business Organizations’ Law and under the tax neutrality terms set forth by Section 77 and following ones of the Income Tax Law, establishing January 1, 2020 as the actual merger date.

5.2. . Discontinued operations

Discontinued operations as of September 30, 2018 correspond to the following sales transactions:

5.2.1. Sale of PELSA shares and certain oil areas

On April 4, 2018, the transaction for the sale to Vista Oil & Gas S.A.B. de C.V. of the Company’s 58.88% direct interest in PELSA and direct interests in the Entre Lomas, Bajada del Palo, Agua Amarga and Medanito-Jagüel de los Machos blocks, for a price of US$ 389 million, was completed.

5.2.2. Sale of assets in the Refining and Distribution segment

On May 9, 2018, the sale of the following assets to Trafigura Ventures B.V. and Trafigura Argentina S.A., was closed: (i) the Ricardo Eliçabe refinery; (ii) the Avellaneda lubricants plant; (iii) the Caleta Paula reception and dispatch plant; and (iv) the gas stations network. Following the application of the stipulated adjustments, the transaction price amounted to US$ 124.5 million. Furthermore, after the closing of the transaction, Trafigura paid to Pampa the amount of US$ 56 million.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

The Company considers that it has transferred control of all the assets under IFRS, given that under the participation contracts entered into with Trafigura, it does not retain the capacity to redirect the use and obtain substantially the remaining benefits. As of the date hereof, the transfer of all the stated assets has been completed, except for the legal transfer of ownership and the actual assignment of agreements associated with three gas stations due to the process for their rebranding to the “Puma Energy” brand, owned by Trafigura, which is expected to end in the fourth quarter of 2019.

The consolidated statement of comprehensive income related to discontinued operations is presented below, corresponding to the nine-month period ended September 30, 2018:

	Oil and gas	Refining y distribution	Eliminations	Total
Revenue	2,481	15,145	(3,388)	14,238
Cost of sales	(1,233)	(13,044)	3,419	(10,858)
Gross profit	1,248	2,101	31	3,380

Selling expenses	(72)	(1,050)	-	(1,122)
Administrative expenses	(46)	(118)	-	(164)
Exploration expenses	(4)	-	-	(4)
Other operating income	54	25	-	79
Other operating expenses	(231)	(212)	-	(443)
Result from the sale of shareholdings in companies and property, plant and equipment	1,644	-	-	1,644
Operating income	2,593	746	31	3,370

RECPAM	255	80	(47)	288
Financial income	148	18	-	166
Financial expenses	(20)	(7)	-	(27)
Other financial results	(135)	812	-	677
Financial results, net	248	903	(47)	1,104
Income (loss) before income tax	2,841	1,649	(16)	4,474
				-
Income tax	(973)	(480)	-	(1,453)
Profit (loss) of the period from discontinued operations	1,868	1,169	(16)	3,021

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Income tax	(67)	-	-	(67)
Reclasification form exchange differences on translation	223			223
Exchange differences on translation	156	-	-	156
Other comprehensive loss of the period from discontinued operations	312	-	-	312
Total comprehensive income (loss) of the period from discontinued operations	2,180	1,169	(16)	3,333

	Oil and gas	Refining y distribution	Eliminations	Total
Total income (loss) of the period from discontinued operations attributable to:
Owners of the company	1,778	1,169	(16)	2,931
Non - controlling interest	90	-	-	90
	1,868	1,169	(16)	3,021

Total comprehensive income (loss) of the period from discontinued operations attributable to:
Owners of the company	2,026	1,169	(16)	3,179
Non - controlling interest	154	-	-	154
	2,180	1,169	(16)	3,333

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

The consolidated statement of cash flows related to discontinued operations is presented below, corresponding to the nine-month period ended September 30, 2018:

09.30.2018

Net cash used in operating activities	(1,726)
Net cash used in investing activities	-
Net cash generated by financing activities	1,565
Decrease in cash and cash equivalents from discontinued operations	(161)

Cash and cash equivalents at the begining of the year	238
Loss on net monetary position generated by cash and cash equivalents	(77)
Decrease in cash and cash equivalents	(161)
Cash and cash equivalents at the end of the period	-

5.3. Interest in subsidiaries, associates and joint ventures

5.3.1 Subsidiaries information

Unless otherwise indicated, the capital stock of the subsidiaries consists of common shares, each granting the right to one vote. The country of the registered office is also the principal place where the subsidiary develops its activities.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

			09.30.2019	12.31.2018
Company	Country	Main activity	Direct and indirect participation %	Direct and indirect participation %
Corod	Argentina	Oil	100.00%	100.00%
CPB	Argentina	Generation	100.00%	100.00%
CPB Energía S.A.	Argentina	Generation	100.00%	100.00%
Ecuador TLC S.A.	Ecuador	Oil	100.00%	100.00%
Edenor (1)	Argentina	Distribution of energy	52.71%	52.18%
Enecor S.A.	Argentina	Transportation of electricity	69.99%	69.99%
HIDISA	Argentina	Generation	61.00%	61.00%
HINISA	Argentina	Generation	52.04%	52.04%
PACOSA	Argentina	Distributor	100.00%	100.00%
PEA (2)	Argentina	Investment	-	100.00%
PEB	Bolivia	Investment	100.00%	100.00%
PACOGEN	Argentina	Oil	100.00%	100.00%
PEFM (3)	Argentina	Generation	-	100.00%
Petrobras Energía Colombia Gran Cayman (4)	Colombia	Oil	-	100.00%
Petrobras Energía Ecuador	Gran Cayman	Investment	100.00%	100.00%
Energía Operaciones ENOPSA S.A.	Ecuador	Oil	100.00%	100.00%
Petrolera San Carlos S.A.	Venezuela	Oil	100.00%	100.00%
PHA (5)	Spain	Investment	100.00%	100.00%
PISA	Uruguay	Investment	100.00%	100.00%
PP	Argentina	Investment	100.00%	100.00%
PPSL	Spain	Investment	100.00%	100.00%
TGU	Uruguay	Gas transportation	100.00%	100.00%
Transelec	Argentina	Investment	100.00%	100.00%
Trenerec Energía Bolivia	Bolivia	Investment	100.00%	100.00%
Trenerec	Ecuador	Investment	100.00%	100.00%

(1)         Corresponds to effective interest considering the treasury shares in Edenor´s effect (51,78% nominal interest)

(2)         On May 29, 2019, PEA’s Shareholders’ Meetings resolved to change its corporate name to CTB. In the month of June 2019, the Company sold to PACOGEN and YPF 48% and 50%, respectively, of its interest in CTB, whereas PP sold to PACOGEN 2% of its interest in CTB.

(3)         See Note 5.1.1.1.

(4)         Liquidated company in January 2019.

(5)         On March 28, 2019, the Company approved PHA’s international change of domicile from Madrid (Spain), to the City of Buenos Aires (Republic of Argentina), and on September 20, 2019, the change of jurisdiction was registered with the Public Registry.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

5.3.2 Investments in associates and joint ventures

The following table presents the main activity and information from the financial statements used for valuation and percentages of participation in associates and joint ventures:

		Information about the issuer
	Main activity	Date	Share capital	Profit (loss) of the period	Equity	Direct and indirect participation %
Associates
Refinor	Refinery	06.30.2018	92	(22)	3,173	28.50%
OCP (1)	Transport of hydrocarbons	09.30.2019	5,785	634	15,346	15.91%

Joint ventures
CIESA (2)	Investment	09.30.2019	639	3,897	20,412	50%
Citelec (3)	Investment	09.30.2019	556	1,431	10,036	50%
Greenwind	Generation	09.30.2019	5	95	(551)	50%
CTB (4)	Generation	09.30.2019	8,558	429	11,216	50%

(1)     The company holds a 15.91% indirect interest through PEB.

(2)     The Company holds a direct and indirect interest of 50% in CIESA, a company that holds a 51% interest in the share capital of TGS. therefore, the Company has an indirect participation of 25.50% in TGS.

(3)     Through a 50% interest, the company joint controls Citelec, company that controlled Transener with 52.65% of the shares and votes. As a result, the Company has an indirect participation of 26.33% in Transener.

(4)      The company holds a 50% indirect interest through PACOGEN.

The details of the balances of investments in associates and joint ventures is as follows:

	09.30.2019	12.31.2018
Disclosed in non-current assets
Associates
Refinor	1,095	960
OCP	1,901	1,305
Other	11	10
	3,007	2,275
Joint ventures
CIESA	12,547	9,755
Citelec	4,429	3,303
Greenwind	5,608	-
	22,584	13,058
	25,591	15,333
Disclosed in non-current liabilities
Greenwind (1)	199	153
	199	153

(1)  It receives financial assistance from the Company.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

The following tables show the breakdown of the result from investments in associates and joint ventures:

	09.30.2019	09.30.2018
Associates
Oldelval	-	116
Refinor	(88)	(169)
OCP	904	-
	816	(53)

Joint ventures
CIESA	1,862	873
CTB	(25)	-
Citelec	730	549
Greenwind	46	(864)
	2,613	558
	3,429	505

The evolution of investments in associates and joint ventures is as follows:

	09.30.2019	09.30.2018
At the beginning of the year	15,180	11,876
Reclassifications	(692)	(602)
Dividends	(3,486)	(17)
Increases	4,279	(157)
Share of profit	3,429	505
Traslation differences	6,682	110
At the end of the period	25,392	11,715

5.3.2.1 Investment in CIESA

5.3.2.1.1. Acquisition of own shares in TGS

On March 27, 2019, TGS’ Board of Directors approved a third TGS Share Buyback Program in Argentine pesos in the stock exchange and determined the maximumamount to invest in $ 1,500 million.

Later, on August 26, 2019, after completing the Third Buyback Program, TGS’s Board of Directors approved a new own shares acquisition program for a total amount of $ 3,200 million.

As of September 30, 2019, TGS holds 29,444,795 own shares in treasury, which represent 3.71% of its total capital stock.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

5.3.2.1.2 TGS - Extension of the Global Program for the Issuance of Corporate Bonds

TGS’ General Ordinary Shareholders’ Meeting held on August 15, 2019 approved the extension of the Global Program for the Issuance of Corporate Bonds from US$ 700 million to US$ 1,200 million.

5.3.2.2. Investment in CITELEC

5.3.2.2.1. Employee Shareholding Program – Transba S.A.

In the year 1997, the Executive Branch of the Province of Buenos Aires awarded 100% of Transba’s Series “A”, “B” and “C” shares to Transener. Series “C” shares were awarded subject to the obligation to transfer them to the Employee Shareholding Program benefiting certain Transba employees, Transener holding 89.99% of Transba’s capital stock.

On June 28, 2019, Transener acquired all the shares under such program. Consequently, Transener now holds 99.99 % of Transba’s capital stock.

5.3.2.2.2 Buyback of own CBs - Transener

In the month of August 2019, Transener repurchased a US$ 1.6 million FV of its CBs.

5.3.2.3. Investment in CTB

5.3.2.3.1. Acquisition of CTEB

On May 29, 2019, the Company, after filing a joint offer, received a notification from IEASA whereby PISA, a subsidiary of the Company, through its subsidiary, PACOGEN, and YPF, were awarded National and International Public Tender No. 02/2019, launched pursuant to SGE Resolution No. 160/19, regarding the sale and transfer by IEASA of CTEB’s goodwill. The acquisition of CTEB’s goodwill also involves the assignment in favor of the awardee of the contractual capacity as trustor under the Enarsa-Barragán Financial Trust, the VRDs of which (excluding the VRDs to be acquired by the awardee) amount to US$ 229 million.

CTEB, which is located at the petrochemical complex of the town of Ensenada, Province of Buenos Aires, consists of two open-cycle gas turbines, and has a 567-MW installed capacity.

The awardee will have to obtain the commissioning of the closing of the combined cycle within a term of 30 months as from the Seventh Amendment to the Trust Agreement’s effective date, thus increasing the installed power capacity to 847 MW, with an estimated investment of US$ 200 million.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

Both the open and the closed cycle have effective power purchase agreements with CAMMESA under Resolution No. 220/07 issued by the former SE: the first one, entered into on March 26, 2009 and terminating on April 27, 2022, as amended and modified from time to time, and the second one dated March 26, 2013 for a term of 10 years as from the commercial operation of the combined cycle.

On June 26, 2019, the acquisition by CTB, a company co-controlled by YPF S.A. and PACOGEN, of CTEB’s goodwill transferred by IEASA was completed. The acquisition’s relative price was US$ 282 million, an amount which includes the final (cash) amount offered in the Tender and the acquired VRDs’ purchase price, paid with a contribution of US$ 200 million received by CTB, settled in equal parts by its co-controlling companies, and with a loan received by CTB from a bank syndicate of US$ 170 million.

The Power Plant will be managed and operated by Pampa and YPF on a rotational basis over 4-year periods. Pampa will be responsible for managing CTEB’s operations until 2023. And YPF, through its subsidiary YPF Energía Eléctrica S.A., will supervise the necessary works for the closing of the combined cycle.

Regarding the work to close the combined cycle, on September 27, 2019, CTB and a joint venture made up of SACDE Sociedad Argentina de Construcción y Desarrollo Estratégico S.A. and Techint Compañía Técnica Internacional S.A.C.E.I, executed an engineering, procurement, construction, commissioning and turnkey agreement for the execution of the closing of the combined cycle at CTEB (the “EPC Agreement”).

The following table details the consideration transferred and the fair value of the assets acquired and the liabilities assumed by CTB as of June 26, 2019:

in million $
Total consideration transferred (1)	(11,530)
Financial assets at fair value	704
Property, plant and equipment:	20,341
Inventories	321
VRDs	(9,836)
Fair value of net assets	11,530

(1) Including $ 9,835 million offered in the Tender net of $ 580 million of a price adjustment in favor of CTB and $ 2,275 million for the purchase of the acquired VRDs.

The fair value of property, plant and equipment items and inventories was calculated considering mainly the depreciated replacement cost of the acquired goods. For this purpose, CTB was assisted by a third-party appraiser.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

The replacement cost approach was applied to measure buildings, equipment, installations and works in progress. The methodology applied to determine their fair value entailed:

(i)    the calculation of replacement costs (mainly based on consultations with suppliers and the analysis of specialized publications and information), and

(ii)   an estimate of residual values at the end of their useful life (based on the interest generated by the asset at the end of its useful life and the owner’s disposal policy)

(iii) the application of deductions for physical, functional and/or economic impairment, if applicable.

The methodology for the determination of the remaining useful life was focused on the analysis of aging, wear and loss of service capacity of the assets resulting from normal use in the activities where they operate.

Regarding the work in progress for the closing of the combined cycle, which will allow a 280-MW rated power capacity increase, an estimate of the work progress percentage and the depreciation of the installed equipment was made based on physical inspections and the information supplied by the contracts to complete civil and electromechanical works for the closing of the combined cycle.

Lastly, a comparative sales approach was used to measure lands and vehicles. For this purposes relevant market data was gathered, mainly sales prices of lands in surrounding areas and published sales prices for vehicles.

Additionally, CTB has calculated the weighted present value of future cash flows it expects to receive from the assets to confirm that its fair value does not exceed their recoverable value.

As a result of the described process, CTB has not recorded intangible assets associated with the business acquisition.

5.3.2.3.2 Financial Trust Agreement

As a result of CTEB’s award, certain amendments were made to the Enarsa-Barragán financial trust agreement entered into between Bice Fideicomisos S.A. (Nación Fideicomisos S.A.’ continuing company), acting as Trustee, and CTB, in its capacity as Trustor substituting IEASA (former Enarsa) (the “Trust Agreement” or the “Trust”).

Under the financial trust, on April 25, 2011, Series B VRDs with public offering for a face value of US$ 582,920,167 were issued. The trust’s underlying flow is made up of the collection rights resulting from the Power Purchase Agreements originally entered into between ENARSA and CAMMESA, where CTB substitutes ENARSA (currently IEASA) as counterparty.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

Pursuant to the agreement currently in force, CAMMESA will deposit the amounts required by the Trustee in the trust account, which will be destined to the payment of the Trust’s expenses and taxes, the replenishment of expense, reserve and settlement reserve funds, and the payments of Series B VRDs pursuant to the payment schedule.

On June 26, 2019, CTB entered into a VRDs transfer agreement with IEASA whereby CTB acquired the outstanding Series B VRDs for a price of US$ 53.5 million (equivalent to 109,628,836 Series B VRDs with a face value of US$ 1 each), thus becoming the holder of such VDRs (the “Trustor’s VRDs”).

On August 22, 2019, the seventh amendment to the Trust Agreement was executed, which incorporated several modifications, including the following:

-          as regards the VRDs: i) the granting of a 24-month grace period (during which only interest will be payable); ii) the modification of the interest rate by the Libor rate plus 6.5%; iii) the determination of capital amortization repayments over a 60-month period (to derive constant debt services);

-          the obligation to complete the closing of the combined cycle within a term of 30 months, the breach of this obligation resulting in the acceleration of the VRDs;

-          the incorporation of additional collection rights regarding both the open and the closed-cycle power purchase agreements;

-          establishing that payments to the Trust should be transferred simultaneously, with the same payment priority and in the same kind than under the Syndicated Loan (and any other debt allowed under the Trust);

-          providing that upon the occurrence of a CAMMESA Event (pursuant to the definition of this term in the Trust Agreement): (i) CTB may request funds to meet the power plant’s operating expenses, and (ii) VRDs payments will be rescheduled in case funds received as collection rights are insufficient;

-          modifying the amount of the Reserve Fund (pursuant to the definition of this term in the Trust Agreement) to the amount equivalent to the estimate of the next two services under the VRDs.

In accordance with the commitment undertaken in the Trust Agreement, pursuant to a resolution dated October 24, 2019, the CNV authorized the cancellation of the Trustor’s VRDs, which was effected on October 29, 2019. Consequently, on October 31, 2019, the eighth amendment to the Trust Agreement was entered into in order to include the new payment schedule effective as from such cancellation.

As of the issuance hereof, IESA holds VRDs with a face value of 473,291,331.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

5.3.2.3.3 Syndicated loan

On June 25, 2019, in order to partially finance the obligations undertaken as a result of the award and execution of the works for the closing of the combined cycle at CTEB, Citibank, N.A., Banco de Galicia y Buenos Aires S.A.U., Banco Santander Río S.A., HSBC Bank Argentina S.A. and Industrial and Commercial Bank of China (Argentina) S.A., in their capacity as lenders (the “Lenders”), granted a syndicated loan to CTB in the amount of US$ 170 million maturing on June 26, 2022, with US$ 136 million accruing a fixed 10.25% interest rate and US$ 34 million accruing a variable LIBOR rate+6.25.

On June 25, 2019, the Company executed a share pledge agreement in favor of the Lenders. Additionally, on August 22, 2019, YPF and PACOGEN entered into an amendment to the pledge agreement to include VRD holders as beneficiaries.

CTB endorsed the insurance policy, which covers CTEB’s open cycle’s operating risk, so that secured creditors should be the recipients of any payment, compensation and/or damages under such policy.

Additionally, CTB and Citibank, N.A.’s Branch (incorporated in the Republic of Argentina), in its capacity as trustee and sole beneficiary of the lenders, executed a trust assignment security agreement, which includes the assignment of the collection rights assigned to the Trustor for up to 42% of the amount to be settled, which CTB is entitled to collect pursuant to the power purchase agreements, net of added-value tax.

Finally, in order to coordinate the execution of the rights shared by the VRD holders and the Lenders under the Share Pledge Agreement and the endorsement of the policy, on August 22, 2019 BICE Fideicomisos S.A., in its capacity as Trustee under the Enarsa-Barragán Trust, executed with the Lenders an inter-creditor agreement that includes certain commitments regarding the exercise of its rights associated with the distribution of funds collected as a result of the possible execution of the guarantees shared by the VRD holders and the Lenders, and their interests in the payments to be made under such guarantees.

5.3.2.3.4 Granted guarantees

YPF and Pampa jointly guarantee, at 50% each, the timely and proper performance of all payment obligations under i) the Financial Trust Agreement, and ii) the Syndicated Loan Agreement, in case the closing of the combined cycle’s commissioning is not achieved i) within 30 months as from the seventh amendment to the agreement’s effective date, and ii) by December 26, 2021, respectively.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

5.3.2.4. Investment in OCP

On December 5, 2018, before the execution of the agreement between OCP and the Ecuadorian Government putting an end to all claims and legal actions regarding discrepancies with the Ecuadorian Treasury, the Company, through its subsidiary PEB, executed an agreement with Agip Oleoducto de Crudos Pesados BV (AGIP”) for the purchase of shares representing 4.49% of OCP’s capital stock and of the financial credit that AGIP maintained with respect to the subordinated debt issued by OCP, in consideration of a base price equivalent to US$ 1 (one U.S. dollar).

On June 20, 2019, after the meeting of all precedent conditions the transaction was subject to, including the notification of the authorization of the transaction by the Ecuadorian Government, which was received by OCP on March 19, 2019, on March 8, 2019 the transaction was closed and registered with the Shareholders’ Registry Book.

Pursuant to the agreement, in case the above-mentioned financial credit is collected by PEB before its maturity in 2021, PEB will reimburse AGIP 50% or 25% of the amount collected if the collection occurs in 2019 or 2020, respectively.

It is worth highlighting that, before the agreement with the Ecuadorian Government and as a result of certain tax assessments favorable to it in issues where OCP had differences in interpretation with the Ecuadorian Treasury, OCP had negative equity, and the Company’s prior shareholding had so far been valued at zero. Taking into consideration the timeliness of the agreement with AGIP, which was executed prior to the reversal of the above-mentioned situation, the closing of the transaction involved the recognition of a provisional profit of US$25 million under IAS 28.

In order to estimate the 4.49% share in the fair value of identifiable assets and liabilities in OCP, PEB has calculated the present value of future cash flows that it expects to obtain through the collection of dividends considering the term of the concession that extends until 2023 and a discount rate of 15.3%.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

The following table details the consideration transferred and the fair values of the assets acquired and the liabilities assumed by CTB as of June 20, 2019:

in million US$
Acquisition cost (1)	(0.1)
Contingent consideration (2)	(0.3)
Total consideration	(0.4)
Share on the fair value of associates’s identifiable assets and liabilities	9.0
Financial credit with OCP	14.2
Dividends to be received	2.5
Assets fair value	25.7
Profit (3)	25.3

(1)     Including expenses paid by PEB to the Ecuadorian Government (Ministry of the Environment) of US$ 0.1 million for the granting of the authorization to transfer the shares held by AGIP.

(2)     Contingent consideration calculated based on the estimated of the likelihood of collection of the financial credit with OCP prior to maturity.

(3)      Disclosed under “Share of profit (loss) from associates and joint ventures”

Furthermore, as of September 30, 2019, PEB recorded an impairment loss of its 11.42% interest in OCP (before the acquisition of the additional 4.49%) of US$ 6.7 million in connection with the estimate of the present value of future cash flows it expects to obtain from such interest. Thus, the book value does not exceed the investment’s recoverable value.

5.4. Interests in oil and gas blocks

5.4.1. Parva Negra Este

Upon the expiration of the exploration license’s extension in the month of April 2019, on March 29, 2019 GyP requested that the block should be classified as an evaluation block for a 3-year period.

5.4.2. Río Atuel

As a result of the delay in the approval of the drilling project filed on December 19, 2018 and upon the operator’s request, on June 19, 2019 the applicable authorities provided for the suspension of the term of the second exploratory period in progress, extending the maturity date to December 7, 2019. On June 19, 2019, the suspension of the second exploration period requested was established by the relevant authorities, determining December 7, 2019 as the new expiration date.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

5.4.3. Chirete

After the discovery of oil in late 2018, on February 22, 2019 the applicable authorities granted a 12-months term extension, effective as from November 18, 2018, for the third exploratory period. Since the field discovered in this block turned out to be commercially exploitable, on April 26, 2019 an application was filed for the granting of a hydrocarbon exploitation concession over the “Los Blancos” block, with a 95-km2 surface, and on April 30, 2019 a three-year extension of the third exploratory period for the permit’s remaining area was requested. which had been extended for 12 months from November 18, 2018.

5.4.4. Enarsa 1 and Enarsa 3

The Company had timely informed the partners of its decision not to take part in their reconversion into exploration permits. Upon the passing of SGE Res. No. 195/19 and 196/19, effective as from April 15, 2019, a process was implemented for their relinquishment and transfer back to the Federal Government and partial reconversion and, therefore, Pampa no longer holds any interest in these areas.

5.4.5 Anticlinal Campamento

On December 1, 2010, YPF S.A., owner of the exploitation concession over the block, organized a Joint Venture for the drilling of 9 wells, in which the company has a 15% interest. On August 1, 2019, the concession over the “Anticlinal Campamento” block was transferred from YPF S.A. to Oilstone Energía S.A, including the transfer of operations.

NOTE 6: FINANCIAL RISK MANAGEMENT

6.1 Critical accounting estimates and judgments

The preparation of these unaudited consolidated condensed interim financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, and income and expenses.

Mentioned estimates and judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these unaudited condensed interim financial statements.

In the preparation of these unaudited condensed interim financial statements, management judgements on applying the Company’s accounting policies and sources of information used for the respective estimates are the same as those applied in the Financial Statements for the year ended December 31, 2018.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 6: (Continuation)

6.2 Financial risk management

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and price risk), credit risk and liquidity risk.

No significant changes have arisen in risk management policies since last year.

NOTE 7: SEGMENT INFORMATION

The Company is an integrated energy company in Argentina, which participates in the various segments of the electricity sector, in the exploration and production of gas and oil, in petrochemicals and in the refining and distribution of fuels.

Through its own activities, subsidiaries and holdings in joint ventures and affiliates, and based on the business nature, customer portfolio and risks involved, we were able to identify the following business segments:

Electricity Generation, consisting of the Company’s direct and indirect interests in CPB, HINISA, HIDISA, Greenwind, Enecor, TMB, TJSM, CTB and through its own electricity generation activities through Central Térmica Güemes, Piquirenda, Loma de la Lata, Genelba, EcoEnergía, Pilar, I. White, the Pichi Picún Leufú hydroelectric complex and the wind power park Pampa Energía II and III.

Electricity Distribution, consisting of the Company’s indirect interest in Edenor.

Oil and Gas, consisting of the Company’s own interests in oil and gas areas and through its direct interest in PACOSA and Oldelval and indirectly in OCP. As of September 30, 2018, the Company has classified the results of the divestment mentioned in Note 5.2 as discontinued operations.

Petrochemicals, comprising of the Company’s own styrenics operations and the catalytic reformer plant operations conducted in Argentine plants.

Holding and Other Business, consisting of financial investment transactions, holding activities, interests in the associate Refinor and in joint businesses CITELEC and CIESA and their respective subsidiaries, which hold the concession over the high voltage electricity transmission nationwide and over gas transportation in the South of the country, respectively. As of September 30, 2018, the results of the divestment mentioned in Note 5.2 are disclosed as discontinued operations.

The Company manages its operating segments considering their individual net results in U.S. Dollars.  The information as of December 31, 2018 and September 30, 2018 disclosed below for comparative purposes arises from the financial statements as of those dates stated in terms of the measuring unit current as of December 31, 2018 in accordance with IAS 29 - “Financial Reporting in Hyperinflationary Economies”.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information as of September 30, 2019	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	631	1,117	132	240	14	-	2,134	110,039
Intersegment sales	-	-	215	-	-	(215)	-	-
Cost of sales	(355)	(889)	(232)	(220)	-	215	(1,481)	(77,802)
Gross profit	276	228	115	20	14	-	653	32,237

Selling expenses	(2)	(87)	(7)	(6)	(2)	-	(104)	(5,785)
Administrative expenses	(25)	(44)	(32)	(3)	(17)	-	(121)	(5,886)
Exploration expenses	-	-	(4)	-	-	-	(4)	(155)
Other operating income	6	6	6	3	6	-	27	1,357
Other operating expenses	(8)	(32)	(8)	(7)	(8)	(1)	(64)	(3,189)
Share of profit (loss) from joint ventures and associates	(2)	-	21	-	43	-	62	3,429
Agreement on the Regularization of Obligations	-	266	-	-	-	-	266	15,296
Operating profit (loss)	245	337	91	7	36	(1)	715	37,304

Gain on monetary position, net	-	148	-	-	-	-	148	8,514

Financial income	47	13	16	1	6	-	83	3,659
Financial expenses	(67)	(72)	(66)	(12)	(2)	-	(219)	(10,669)
Other financial results	80	(53)	52	7	(30)	-	56	1,966
Financial results, net	60	36	2	(4)	(26)	-	68	3,470
Profit (loss) before income tax	305	373	93	3	10	(1)	783	40,774

Income tax	(25)	(156)	(20)	(1)	209	-	7	(2,828)
Profit (loss) for the period	280	217	73	2	219	(1)	790	37,946

Depreciation and amortization	52	54	82	1	-	-	189	9,015

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information as of September 30, 2019	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit (loss) attributable to:
Owners of the Company	277	113	73	2	219	(1)	683	31,863
Non - controlling interest	3	104	-	-	-	-	107	6,083

Consolidated statement of financial position as of September 30, 2019
Assets	1,425	1,440	1,330	128	1,502	(224)	5,601	322,556
Liabilities	1,149	988	1,286	124	(107)	(201)	3,239	186,572

Additional consolidated information as of September 30, 2019
Increases in property, plant and equipment	181	125	145	2	3	-	456	22,112

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information as of September 30, 2018	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	419	1,202	379	255	25	-	2,280	85,933
Intersegment sales	2	-	18	-	-	(20)	-	-
Cost of sales	(177)	(878)	(216)	(229)	-	19	(1,481)	(55,840)
Gross profit (loss)	244	324	181	26	25	(1)	799	30,093

Selling expenses	(1)	(94)	(14)	(11)	(2)	-	(122)	(4,612)
Administrative expenses	(24)	(52)	(37)	(14)	(19)	-	(146)	(5,513)
Exploration expenses	-	-	-	-	-	-	-	(12)
Other operating income	3	7	138	5	8	-	161	6,079
Other operating expenses	(4)	(30)	(101)	(15)	(6)	1	(155)	(5,839)
Share of profit (loss) from joint ventures and associates	(23)	-	3	-	33	-	13	505
Operating profit (loss)	195	155	170	(9)	39	-	550	20,701

Gain (loss) on monetary position	233	163	121	-	(60)	-	457	17,217
Financial income	34	12	6	1	9	-	62	2,356
Financial expenses	(60)	(85)	(58)	(11)	(4)	-	(218)	(8,229)
Other financial results	(394)	(29)	(624)	(57)	156	-	(948)	(35,687)
Financial results, net	(187)	61	(555)	(67)	101	-	(647)	(24,343)
Profit (loss) before income tax	8	216	(385)	(76)	140	-	(97)	(3,642)

Income tax	(37)	(78)	118	21	(1)	-	23	841
Profit (loss) for the period from continuing operations	(29)	138	(267)	(55)	139	-	(74)	(2,801)
Profit for the period from discontinued operations	-	-	49	-	31	-	80	3,021
Profit (loss) for the period	(29)	138	(218)	(55)	170	-	6	220

Depreciztion and Amortization	42	47	67	5	-	-	161	5,996

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information as of September 30, 2018	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit (loss) attributable to:
Owners of the Company	(34)	74	(220)	(55)	170	-	(65)	(2,468)
Non - controlling interest	5	64	2	-	-	-	71	2,688

Consolidated statement of financial position as of December 31,2018
Assets	1,413	2,133	1,237	153	872	(136)	5,672	213,835
Liabilities	1,054	1,241	1,273	198	247	(136)	3,877	146,152

Additional consolidated information as of September 30, 2018
Increases in property, plant and equipment	158	149	133	3	6	-	449	16,944

The accounting criteria used by the different subsidiaries for measuring the segments’ results, assets and liabilities are consistent with those used in the financial statements. Assets and liabilities are assigned based on the segment’s activity.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 8: REVENUE

	09.30.2019	09.30.2018

Sales of energy to the Spot Market	18,656	7,801
Sales of energy by contract	9,781	7,920
Other sales	64	12
Generation subtotal	28,501	15,733

Energy sales	64,046	45,124
Right of use of poles	202	148
Connection and reconnection charges	60	58
Distribution subtotal	64,308	45,330

Oil, Gas and liquid sales	5,777	14,199
Other sales	111	85
Oil and gas subtotal	5,888	14,284

Administrative services sales	638	955
Other sales	13	7
Holding and others subtotal	651	962

Petrochemicals sales	10,691	9,624
Petrochemicals subtotal	10,691	9,624
Total revenue	110,039	85,933

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 9: COST OF SALES

	09.30.2019	09.30.2018
Inventories at the beginning of the year	5,169	4,265

Plus: Charges for the period
Purchases of inventories, energy and gas	53,105	37,109
Salaries and social security charges	5,981	5,216
Benefits to personnel	305	172
Accrual of defined benefit plans	250	177
Works contracts, fees and compensation for services	4,381	2,852
Property, plant and equipment depreciations	8,131	5,588
Intangible assets amortization	249	73
Assets by right of use amortization	73	-
Transport of energy	135	46
Consumption of materials	1,590	911
Penalties	1,053	1,560
Maintenance	789	633
Canons and Royalties	2,147	2,158
Environmental control	102	105
Rental and insurance	640	391
Surveillance and security	260	161
Taxes, rates and contributions	135	124
Other	293	205
Subtotal	79,619	57,481

Traslation differences	1,669	-

Less: Inventories at the end of the period	(8,655)	(5,906)
Total cost of sales	77,802	55,840

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: OTHER ITEMS OF THE STATEMENTO OF COMPREHENSIVE INCOME

10.1 SELLING EXPENSES

	09.30.2019	09.30.2018
Salaries and social security charges	834	720
Benefits to the personnel	24	-
Accrual of defined benefit plans	33	20
Fees and compensation for services	1,149	900
Compensation agreements	(46)	14
Property, plant and equipment depreciations	375	127
Assets by right of use amortization	19	-
Taxes, rates and contributions	885	1,088
Communications	250	204
Penalties	1,130	283
Net impairment losses on financial assets	769	1,065
Transport	214	154
Other	149	37
Total selling expenses	5,785	4,612

10.2 ADMINISTRATIVE EXPENSES

	09.30.2019	09.30.2018
Salaries and social security charges	2,324	2,264
Benefits to the personnel	225	142
Accrual of defined benefit plans	185	59
Fees and compensation for services	1,811	1,793
Compensation agreements	(46)	45
Directors' and Syndicates' fees	244	144
Property, plant and equipment depreciations	509	281
Consumption of materials	104	86
Maintenance	74	66
Transport and per diem	76	48
Rental and insurance	191	165
Surveillance and security	74	116
Taxes, rates and contributions	95	216
Communications	54	59
Assets by right of use amortization	66	-
Institutional advertising and promotion	53	20
Other	(153)	9
Total administrative expenses	5,886	5,513

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

10.3 EXPLORATION EXPENSES

	09.30.2019	09.30.2018
Geological and geophysical expenses	151	12
Decrease in unproductive wells	4	-
Total exploration expenses	155	12

10.4 OTHER OPERATING INCOME AND EXPENSES

Other operating income	09.30.2019	09.30.2018
Compensation for transaction agreement in Ecuador	-	3,839
Recovery of doubtful accounts	12	2
Insurrance recovery	148	-
Surplus Gas Injection Compensation	-	892
Commissions on municipal tax collections	87	59
Services to third parties	470	357
Profit for property, plant and equipment sale	26	48
Dividends received	47	29
Onerous contract (Ship or pay)	-	2
Reversal of contingencies provision	49	8
Other	518	843
Total other operating income	1,357	6,079

Other operating expenses
Provision for contingencies	(1,194)	(700)
Decrease in property, plant and equipment	(47)	(22)
Allowance for uncollectible tax credits	(81)	(1)
Tax on bank transactions	(1,084)	(855)
Cost for services provided to third parties	(78)	(42)
Donations and contributions	(61)	(60)
Institutional relationships	(100)	(94)
Extraordinary Canon	-	(119)
Onerous contract (Ship or Pay)	-	(427)
Tax contingencies in Ecuador	-	(2,687)
Other	(544)	(832)
Total other operating expenses	(3,189)	(5,839)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

Sale of the Dock Sud storage terminal

On March 6, 2019, the Company agreed with Raízen Argentina, a licensee of the Shell brand, on the sale, subject to the meeting of certain conditions precedent which are customary for this kind of transactions, of the Dock Sud storage terminal, which tank yard has a total installed capacity of 228 thousand m3.

On March 30, 2019, after the meeting of all precedent conditions, the transfer of the Dock Sud Terminal to the purchaser was completed at a price of US$ 19.5 million, plus US$ 2 million on account of products. The transaction resulted in profits before income tax in the amount of $ 45 million, which are disclosed in item “Gains/losses on the sale of Property, plant and equipment” under “Other operating income”.

10.5 FINANCIAL RESULTS

	Note	09.30.2019	09.30.2018
Gain on monetary position, net		8,514	17,217
Finance income
Commercial interest		2,364	1,568
Financial interest		806	678
Other interest		489	110
Total finance income		3,659	2,356

Finance expenses
Commercial interest		(2,625)	(1,701)
Fiscal interest		(188)	(241)
Financial interest (1)		(7,060)	(5,798)
Other interest		(644)	(429)
Other financial expenses		(152)	(60)
Total financial expenses		(10,669)	(8,229)

Other financial results
Foreign currency exchange difference, net		(3,976)	(39,236)
Changes in the fair value of financial instruments		1,859	1,956
Discounted value measurement		2,731	(341)
Discounted value measurement - asset retirement obligation accretion		(60)	(59)
Results for the repurchase of corporate bonds		1,399	1,936
Other financial results		13	57
Total other financial results		1,966	(35,687)

Total financial results, net		3,470	(24,343)

(1) Net of $ 531 million and $ 150 million capitalized in property, plant and equipment for the nine-month periods ended September 30, 2019 and 2018, respectively.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

10.6 INCOME TAX AND MINIMUM NOTIONAL INCOME TAX

The breakdown of income tax charge is:

	09.30.2019	09.30.2018
Current tax	4,573	2,300
Deferred tax	(3,234)	(2,972)
Difference in the estimate of previous fiscal year income tax and the income return	78	(169)
Direct charges for income tax	1,411	-
Total tax expense (benefit)	2,828	(841)

Below is a reconciliation between income tax expense and the amount resulting from application of the tax rate on the income before taxes:

	09.30.2019	09.30.2018
Profit before tax	40,774	(3,642)
Current tax rate	30%	30%
Result at the tax rate	12,232	(1,093)
Share of profit of joint ventures and associates	(684)	(171)
Non-taxable results	(1,876)	(1,786)
Effects of exchange differences and traslation effect of property, plant and equipment and intangible assets, net	3,189	-
Adjustment effect for tax inflation of property, plant and equipment and intangible assets, net	(6,379)	-
Other	96	3
Gain on monetary position, net	527	1,749
Effect of tax rate change in deferred tax	2,619	335
Adjustment effect for tax inflation	1,817	-
Effect on the deferred tax liability for the optional tax revaluation	(5,572)	-
Difference in the estimate of previous fiscal year income tax and the income tax statement	(3,141)	81
Deferred tax not previously recognized	-	41
Total tax expense (benefit)	2,828	(841)

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: NON-FINANCIAL ASSETS AND LIABILITIES

11.1 PROPERTY, PLANT AND EQUIPMENT

	Original values
Type of good	At the beginning	Increases	Transfers	Decreases	Traslation effect	At the end

Land	820	-	-	(341)	298	777
Buildings	7,814	24	203	(51)	3,895	11,885
Equipment and machinery	39,606	36	10,412	-	23,296	73,350
High, medium and low voltage lines	38,061	50	2,547	(122)	14,303	54,839
Substations	13,769	4	640	-	5,175	19,588
Transforming chamber and platforms	7,859	146	593	(61)	2,954	11,491
Meters	7,890	20	817	-	2,965	11,692
Wells	21,174	764	2,017	(4)	11,451	35,402
Mining property	10,069	-	-	-	5,312	15,381
Vehicles	813	15	-	(3)	338	1,163
Furniture and fixtures and software equipment	2,532	148	199	(16)	1,250	4,113
Communication equipments	554	-	25	-	202	781
Materials and spare parts	1,222	582	(323)	(7)	741	2,215
Distribution storage center	363	-	-	(397)	35	1
Petrochemical industrial complex	558	-	29	-	1,317	1,904
Work in progress	29,523	19,074	(15,769)	(132)	14,978	47,674
Advances to suppliers	722	1,249	(1,470)	-	364	865
Other goods	168	-	80	-	102	350
Total at 09.30.2019	183,517	22,112	-	(1,134)	88,976	293,471
Total at 09.30.2018	162,758	16,944	-	(1,178)	-	178,524

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

	Depreciation
						Net book values
Type of good	At the beginning	Decreases	For the period	Traslation effect	At the end	At the end	At 12.31.2018

Land	-	-	-	-	-	777	820
Buildings	(2,803)	28	(261)	(1,489)	(4,525)	7,360	5,011
Equipment and machinery	(14,460)	-	(2,391)	(8,508)	(25,359)	47,991	25,146
High, medium and low voltage lines	(12,172)	118	(1,460)	(4,574)	(18,088)	36,751	25,889
Substations	(3,974)	-	(508)	(1,493)	(5,975)	13,613	9,795
Transforming chamber and platforms	(2,160)	19	(305)	(812)	(3,258)	8,233	5,699
Meters	(3,001)	-	(394)	(1,128)	(4,523)	7,169	4,889
Wells	(12,087)	-	(2,127)	(6,897)	(21,111)	14,291	9,087
Mining property	(4,505)	-	(983)	(2,661)	(8,149)	7,232	5,564
Vehicles	(592)	1	(189)	(247)	(1,027)	136	221
Furniture and fixtures and software equipment	(1,828)	14	(345)	(931)	(3,090)	1,023	704
Communication equipments	(378)	-	(17)	(149)	(544)	237	176
Materials and spare parts	(68)	1	(21)	(84)	(172)	2,043	1,154
Distribution storage center	(93)	107	(5)	(9)	-	1	270
Petrochemical industrial complex	(256)	-	(3)	(1,325)	(1,584)	320	302
Work in progress	-	-	-	-	-	47,674	29,523
Advances to suppliers	-	-	-	-	-	865	722
Other goods	(135)	-	(6)	(66)	(207)	143	33
Total at 09.30.2019	(58,512)	288	(9,015)	(30,373)	(97,612)	195,859
Total at 09.30.2018	(51,187)	2	(5,996)	-	(57,181)	121,343
Total at 12.31.2018							125,005

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

Labor costs capitalized in the book value of property, plant and equipment during the nine-month periods ended September 30, 2019 and 2018, amounted to $ 830 and $ 634 million, respectively.

Borrowing costs capitalized in the book value of property, plant and equipment during the nine-month periods ended September 30, 2019 and 2018, amounted to $ 531 and $ 150 million, respectively.

11.2 INTANGIBLE ASSETS

Original values
Type of good	At the beginning	Traslation effect	Decrease	At the end

Concession agreements	10,267	4,809	-	15,076
Goodwill	1,309	758	-	2,067
Intangibles identified in acquisitions of companies	263	67	8	338
Total at 09.30.2019	11,839	5,634	8	17,481
Total at 09.30.2018	11,840	-	-	11,840

	Depreciation
Type of good	At the beginning	For the period	Traslation effect	At the end

Concession agreements	(5,675)	(236)	(2,964)	(8,875)
Goodwill	-	-	-	-
Intangibles identified in acquisitions of companies	(84)	(13)	(44)	(141)
Total at 09.30.2019	(5,759)	(249)	(3,008)	(9,016)
Total at 09.30.2018	(5,486)	(73)	-	(5,559)
Total at 12.31.2018				(305)

	Net book values
Type of good	At the end	At 12.31.2018

Concession agreements	6,201	4,592
Goodwill	2,067	1,309
Intangibles identified in acquisitions of companies	197	179
Total at 09.30.2019	8,465
Total at 09.30.2018	6,281
Total at 12.31.2018		6,080

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

11.3 DEFERRED TAX ASSETS AND LIABILITIES AND INCOME TAX

The composition of the deferred tax assets and liabilities is as follows:

	09.30.2019	12.31.2018
Tax los-carryforwards	7,354	1,975
Trade and other receivables	515	464
Financial assets at fair value through profit and loss	7	2
Trade and other payables	653	1,955
Salaries and social security payable	87	56
Defined benefit plans	393	327
Provisions	2,260	1,201
Taxes payable	98	213
Adjustment for tax inflation	62	-
Other	7	75
Deferred tax asset	11,436	6,268
Property, plant and equipment	(22,189)	(12,598)
Adjustment for tax inflation	(1,833)	-
Investments in companies	(492)	(701)
Intangible assets	(737)	(7,286)
Trade and other receivables	(227)	(274)
Financial assets at fair value through profit and loss	(18)	(322)
Borrowings	(2)	(122)
Assets classified as held for sale	(231)	-
Other	(722)	(239)
Deferred tax asset	(26,451)	(21542)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	09.30.2019	12.31.2018
Deferred tax asset	3,257	80
Deferred tax liabilities	(18,272)	(15,354)
Deferred tax liabilities, net	(15,015)	(15,274)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

11.4 INVENTORIES

	09.30.2019	12.31.2018

Materials and spare parts	5,950	3,536
Advances to suppliers	241	71
In process and finished products	2,427	1,516
Stock crude oil	37	46
Total	8,655	5,169

11.5 PROVISIONS

	09.30.2019	12.31.2018
Non-Current
Provisions for contingencies	7,835	4,674
Asset retirement obligation	1,214	770
Environmental remediation	15	13
Other provisions	101	42
	9,165	5,499

Current
Provisions for contingencies	1,010	658
Asset retirement obligation	123	65
Environmental remediation	120	147
Other provisions	1	1
	1,254	871

The evolution of provisions is shown below:

	09.30.2019
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	5,332	835	160
Increases	2,062	59	9
Decreases	(497)	23	(87)
Traslation differences	2,104	420	53
Gain on net monetary position	(114)	-	-
Reversal of unused amounts	(42)	-	-
At the end of the period	8,845	1,337	135

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

	09.30.2018
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	5,311	1,579	210
Increases	3,588	1,538	152
Reclasifications	(1,153)	(29)	29
Gain on net monetary position	(1,462)	(510)	(56)
Decreases	(79)	(147)	(136)
Reversal of unused amounts	(3)	(225)	(1)
At the end of the period	6,202	2,206	198

NOTE 12: FINANCIAL ASSETS AND LIABILITIES

12.1 FINANCIAL ASSETS AT AMORTIZED COST

	09.30.2019	12.31.2018
Non-current
Privade securities (1)	2,027	-
Total non current	2,027	-

Current
Time deposits	-	1,330
Privade securities (1)	3,097	-
Total current	3,097	1,330

(1)        See Note 12.3.1.

12.2. FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT AND LOSS

	09.30.2019	12.31.2018
Non-current
Shares	645	422
Total non current	645	422

Current
Government securities	10,403	11,234
Shares	775	44
Investment funds	20,085	3,995
Total current	31,263	15,273

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.3 Trade and Other receivables

	Note	09.30.2019	12.31.2018
Non-Current
CAMMESA Receivable		-	2,647
Other		674	853
Trade receivables, net		674	3,500

Non-Current
Tax credits		184	503
Allowance for tax credits		(5)	(11)
Related parties	16	2,404	1,860
Prepaid expenses		49	28
Financial credit		25	30
Guarantee deposits		1	1
Receivable for sale of property, plant and equipment		73	112
Natural gas surplus injection promotion program		-	2,671
Credit with RDSA		-	766
Other		855	61
Other receivables, net		3,586	6,021

Total non-current		4,260	9,521

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

Current	Note	09.30.2019	12.31.2018
Receivables from energy distribution sales		14,907	8,392
Receivables from MAT		1,174	1,035
CAMMESA		8,501	4,943
CAMMESA Receivable		19	574
Receivables from oil and gas sales		3,239	2,923
Receivables from refinery and distribution sales		-	218
Receivables from petrochemistry sales		2,502	2,544
Related parties	16	658	384
Other		351	139
Allowance for doubtful accounts		(1,717)	(1,266)
Trade receivables, net		29,634	19,886

	Note	09.30.2019	12.31.2018
Current
Tax credits		748	1,020
Advances to suppliers		52	83
Advances to employees		20	8
Related parties	16	363	201
Prepaid expenses		365	61
Receivables for non-electrical activities		594	539
Financial credit		296	209
Guarantee deposits		504	475
Natural Gas Surplus Injection Promotion Program		-	2,667
Insurance to recover		-	212
Expenses to be recovered		394	417
Credits for the sale of property, plant and equipment		1,364	783
Credit with RDSA		765	-
Government of the PBA and CABA by Social Rate		233	-
Other		345	213
Allowance for other receivables		(336)	(285)
Other receivables, net		5,707	6,603

Total current		35,341	26,489

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.3.1. Compensations pending settlement and/or payment for the year 2017 under Natural Gas Injection Promotion Programs

On February 21, 2019, SGE Resolution No. 54/2019 provided that the cancellation of compensations pending settlement under the natural gas injection promotion programs would be instrumented through the delivery of public debt bonds.

On April 17, 2019 and July 16, 2019, the Company received the accreditation of the bond for a nominal value of US$ 89 million and US$ 54 million. Said bond does not accrue interest and amortizes in 29 monthly and consecutive installments, the first being 6.66%, the following eighteen installments of 3.33% and the remaining ten installments of 3.34% of the original nominal value.

At the date of presentation of these consolidated condensed interim financial statements, the Company collected the amount of US$ 26 million and US$ 14 million, respectively, as depreciation, pending payment of 22 installments, which is set out in the line “Private debt securities” under the heading Investments at amortized cost (see Note 12.1).

12.3.2 Receivables with gas distributors

As regards the receivable generated in the April 2018 - March 2019 period as a result of the differences between the price of gas sales agreements and the price recognized in the distributors’ final tariffs, on October 25 the Company adhered to the collection procedure established by Executive Order No. 1,053/18 and regulated by ENARGAS pursuant to Resolution RESFC -2019-466. The amount of the receivable determined as of September 30 will be paid by the Federal Government in pesos in 30 monthly and consecutive installments, applying interest on the debt’s remaining balance. The Government will pay the installments to the gas distribution utility companies, which will immediately make the corresponding payments to the natural gas suppliers. The estimated value of this receivable recorded as of September 30 amounts to $ 966 million.

12.3.3. Regularization Agreement and Settlement of Receivables with the WEM

Under the call to Generators, on August 5, 2019 the Company and certain subsidiaries executed with CAMMESA an Agreement for the Settlement and Regularization of Receivables with the WEM (the “Agreement”), as instructed by the SGE through Note NO-2019-66843995-APN-SGE#MHA.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

Pursuant to the Agreement, CAMMESA undertook to pay outstanding LVFVDs after discounting the debts taken on with the WEM under the Financing Agreements, the Loan Agreements and the Assignment of Receivables entered into by generators, and applying an 18% reduction on the balance. In this sense, the parties agreed on a net amount for all items associated with the outstanding LVFVDs, including the adjustment of interest as of July 31, 2019 and the effects of the above-mentioned debt reduction, of $ 2,122.7 million before any applicable withholding, before applying the withholding tax for a total of $ 392.9 million. Finally, on August 7, 2019, the agreed amount, net of tax withholdings, for $ 1,729.8 million in concept of outstanding LVFVD was collected.

In compliance of the undertaken commitments, the Company and certain subsidiaries have waived all submitted claims and have irrevocably dismissed their right to file any claim (whether administrative and/or judicial) against the Federal Government, SGE and/or CAMMESA regarding the outstanding LVFDVs.

As a result of the Agreement, the Company recognized sales income of $ 260 million and net financial income of $ 3,119.3 million.

The movements in the allowance for the impairment of trade receivables are as follows:

	09.30.2019	09.30.2018
At the beginning	1,266	975
Allowance for impairment	882	1,240
Utilizations	(437)	(319)
Reversal of unused amounts	(89)	(1)
Traslation differences	113	-
Gain on net monetary position	(18)	(775)
At the end of the period	1,717	1,120

The movements in the allowance for the impairment of other receivables are as follows:

	09.30.2019	09.30.2018
At the beginning	285	217
Allowance for impairment	57	341
Traslation differences	80	-
Gain on net monetary position	(1)	(228)
Reversal of unused amounts	(80)	(34)
At the end of the period	341	296

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.4 CASH AND CASH EQUIVALENTS

	09.30.2019	12.31.2018
Cash	26	17
Banks	954	3,133
Investment funds	74	-
Time deposits	1,307	5,947
Total	2,361	9,097

12.5 BORROWINGS

Non-Current	Note	09.30.2019	12.31.2018

Financial borrowings		7,557	9,743
Corporate bonds		92,756	54,927
CAMMESA financing		-	4,519
		100,313	69,189

Current

Bank overdrafts		1,796	-
Financial borrowings		10,370	11,811
Corporate bonds		764	934
CAMMESA financing		-	127
Related parties	16	805	29
		13,735	12,901

As of September 30, 2019 and December 31, 2018, the fair values of the Company’s non-current borrowings (Corporate Bonds) amount approximately to $ 73,645 million and $ 50,475 million, respectively. Such values were calculated on the basis of the determined market price of the Company’s corporate notes at the end of each year (fair value level 1).

The carrying amounts of short-term borrowings approximate their fair value due to their short-term maturity.

Financial borrowings and CAMMESA financing approximate their fair value as they are subjected to a variable rate.

The other long-term borrowings were measured at amortized cost, which does not differ significantly from its fair value.

As of the issuance of these financial statements, the Company is in compliance with the covenants provided for in loans.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.5.1 Financial loans

In the first months of 2019, the Company repaid financial loans upon maturity for a total US$ 140 million, provided for the early cancellation of loans for a total amount of US$ 240 million, and took on new debt for US$ 50 million and $ 6,586 million.

12.5.2. Issuance of Series 3 Corporate Bonds

On July 10, 2019, the Company issued Series 3 Corporate Bonds for a face value of US$ 300 million at a 9.125% fixed rate in a single principal installment repayable upon maturity in April 2029, whereas interest is amortized in semiannual payments.

12.5.3. Early Redemption of Series 4 CBs

On July 12, 2019, the Company early redeemed Series 4 Corporate Bonds for a value of US$ 34 million.

12.5.4 Acquisition of own CBs

In the third quarter, the Company acquired at market price and through different transactions own CBs maturing in 2023, 2027 and 2029 for a face value of US$ 14 million, US$ 53 million and US$ 7 million, respectively.

12.5.5 Acquisition of Edenor’s CBs

During September, the Company acquired Edenor’s CBs for a face value of US$ 19 million.

12.5.6. Edenor - Global Corporate Bonds Issuance Program

On August 8, 2019, Edenor’s General Ordinary Shareholders’ Meeting approved the creation of Edenor’s Global Corporate Bonds Issuance Program for a term of five years and a maximum outstanding amount of US$ 750 million, or its equivalent value in other currencies.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.6 TRADE AND OTHER PAYABLES

Non-Current	09.30.2019	12.31.2018

Customer contributions	140	112
Funding contributions for substations	-	33
Customer guarantees	188	141
Trade payables	328	286

ENRE Penalties and discounts	3,125	5,097
Loans (mutuums) with CAMMESA	-	2,282
Compensation agreements	384	251
Liability with FOTAE	-	207
Payment agreement with ENRE	9	37
Lease liability	680	-
Other	-	2
Other payables	4,198	7,876
Total non-current	4,526	8,162

Current	Note	09.30.2019	12.31.2018

Suppliers		12,954	9,371
CAMMESA		9,225	11,909
Customer contributions		31	15
Discounts to customers		37	37
Funding contributions substations		-	17
Customer advances		351	244
Related parties	16	497	245
Other		12	19
Trade payables		23,107	21,857

ENRE Penalties and discounts		2,266	1,836
Related parties	16	12	11
Advances for works to be executed		14	14
Compensation agreements		383	481
Payment agreements with ENRE		57	65
Other creditors		8	305
Advance for asset sales		246	-
Other		61	187
Other payables		3,047	2,899

Total current		26,154	24,756

Due to the short-term nature of the payables and other payables, their carrying amount is considered to be the same as their fair value, except non-current customer contributions.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

The fair values of non-current customer contributions as of September 30, 2019 and December 31, 2018 amount to $ 41 million and $ 148 million, respectively. The fair values are determined based on estimated discounted cash flows in accordance with a market rate for this type of transactions. This fair value is classified as level 3.

The book value of the compensation agreements approximates their fair value given the valuation characteristics.

12.7 INCOME TAX AND MINIMUM NOTIONAL INCOME TAX LIABILITY

	09.30.2019	12.31.2018
Non-current
Income tax, net of witholdings and advances	544	1,034
Total non current	544	1,034

Current
Income tax, net of witholdings and advances	3,876	930
Minimum notional income tax, net of witholdings and advances	-	154
Total current	3,876	1,084

12.7.1. Income tax

As a result of its incorporation into the tax revaluation system detailed in Note 2.6, Pampa waived its claim on March 29, 2019 and, on April 4, 2019 it settled the tax payment corresponding to fiscal year 2016, without considering the application of the inflation adjustment, plus applicable interest in the amount of $ 469 million.

Furthermore, HIDISA and HINISA hold a provision for the additional income tax liabilities which should have been assessed for fiscal years 2012 through 2018 if the inflation adjustment had not been deducted.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.8 FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table shows the Company’s financial assets and liabilities measured at fair value as of September 30, 2019 and December 31, 2018:

As of September 30, 2019	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	10,403	-	-	10,403
Shares	775	-	645	1,420
Investment funds	20,085	-	-	20,085
Cash and cash equivalents
Investment funds	74	-	-	74
Derivative financial instruments	-	739	-	739
Other receivables	457	-	-	457
Total assets	31,794	739	645	33,178

Liabilities
Derivative financial instruments	-	3	-	3
Total liabilities	-	3	-	3

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	11,234	-	-	11,234
Trust	44	-	422	466
Investment funds	3,995	-	-	3,995
Derivative financial instruments	-	3	-	3
Other receivables	122	-	-	122
Total assets	15,395	3	422	15,820

Liabilities
Derivative financial instruments	-	49	-	49
Total liabilities	-	49	-	49

The techniques used for the measurement of assets at fair value with changes in income, classified as Level 2 and 3, are detailed below:

- Derivative Financial Instruments: calculated from variations between market prices at the closing date of the year, and the amount at the time of the contract.

- Shares: they were determined based on Income approach through the Indirect Cash Flow method (net present value of expected future cash flows) and the discount rates used were estimated taking the Weighted Average Cost of Capital (“WAAC”) rate as a parameter.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 13: EQUITY COMPONENTS

13.1 SHARE CAPITAL AND RESERVES

13.1.1    Share Capital

13.1.1.1. Stock-based compensation plan:

During the nine-month period ended September 30, 2019, the Company delivered the equivalent of 290,363 own shares as payment under the stock-based compensation plan to officers and other key staff.

13.1.1.2. Share buyback program

On March 27, 2019, the Company approved a new Share Buyback Program for a maximum amount of US$ 100 million and for an initial term of 120 calendar days. Under this program, treasury shares may not cumulatively exceed the 10% of the capital stock cap, with a maximum price of the amount, in Argentine pesos, equivalent to US$ 1.04 per common share and of US$ 26 per ADR.

On June 12, 2019, the Company’s Board of Directors resolved to suspend the operation of the Share Buyback Program as the listing of the Company’s shares and ADRs had reached values exceeding the repurchase cap set by the Board of Directors.

On August 12, 2019, the Company’s Board of Directors approved a new share buyback program for a maximum amount of US$ 50 million and an initial term of 120 calendar days. Under this program, treasury shares may not together exceed the 10% of the share capital, and may be acquired up to a maximum price of the equivalent in pesos of US$ 1 per common share and US$ 25 per ADR. On August 30, 2019, the Company’s Board of Directors approved an extension of the maximum amount to US$ 65 million.

As of September 30, 2019, own shares in treasury represent 9.01% of the capital stock, of which 151,997,025 shares correspond to the Share Buyback Program and 5,035,746, to the Stock-based Compensation Plans for officers and other key staff.

13.1.1.3 Capital stock reduction

On October 1, 2019, the Company’s Extraordinary General Meeting of Shareholders resolved to reduce the capital stock through the cancellation of own shares held in treasury as of the business day prior to the holding of the meeting which had been acquired under the share buyback programs dated June 22, 2018, and March 27 and August 12, 2019. In this sense, the capital stock was reduced by $ 151,997,025 through the cancellation of 151,997,025 shares the Company held in treasury, the capital stock thus decreasing from $ 1,899,870,264 to $ 1,747,873,239.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 13: (Continuation)

13.1.2 Other reserves

13.1.2.1 Acquisition of own ADRs by Edenor

On April 8, 2019, Edenor’s Board of Directors approved a new Share Buyback Program for a maximum amount of US$ 800 million and for an initial term of 120 calendar days as from April 9, 2019. Under this program, treasury shares may not cumulatively exceed the 10% of the capital stock cap, and may have a maximum price of US$ 23 per ADR or the amount, in Argentine pesos, equivalent to US$ 1.15 per common share.

In its meeting held on June 12, 2019 Edenor’s Board of Directors resolved to early terminate the term timely stipulated for the acquisition of own shares.

As of September 30, 2019, Edenor holds 31,380,871 own Series B shares in treasury, of which 8,269,740 have been acquired during this nine-month period, for a total amount of $ 536 million restated in constant purchasing power.

13.1.2 Acquisition of Edenor’s ADRs by the Company

During the months of April 2019 and June May 2019, the Company acquired a total of 10,304 Edenor’s ADRs at an average acquisition cost of US$ 17.6 per ADR.

13.2    EARNING (LOSS) PER SHARE

13.2.1 Basic

Basic earnings (loss) per share are calculated by dividing the result attributable to the Company’s equity interest holders by the weighted average of outstanding common shares during the year.

13.2.2    Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average of outstanding common shares to reflect the conversion of all dilutive potential common shares.

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 13: (Continuation)

The calculation of diluted earnings (loss) per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of ordinary shares during the period, no dilutive effect is recorded, being the diluted earning (loss) per share equal to the basic. As of September 30, 2019 and 2018, the Company does not hold any significant potential dilutive shares, therefore there are no differences with the basic earnings (loss) per share.

	09.30.2019	09.30.2018
Earning (loss) for continuing operations attributable to the equity holders of the Company	31,863	(5,399)
Weighted average amount of outstanding shares	1,830	1,988
Basic and diluted earnings (loss) per share from continuing operations	17.4115	(2.7158)

Earning for discontinued operations attributable to the equity holders of the Company	-	2,931
Weighted average amount of outstanding shares	1,830	1,988
Basic and diluted earnings per share from discontinued operations	-	1.4743

Total earning (loss) attributable to the equity holders of the Company	31,863	(2,468)
Weighted average amount of outstanding shares	1,830	1,988
Basic and diluted earnings (loss) per share	17.4115	(1.2414)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 14:  STATEMENT OF CASH FLOWS’ COMPLEMENTARY INFORMATION

14.1 ADJUSTMENTS TO RECONCILE NET PROFIT (LOSS) TO CASH FLOWS GENERATED BY OPERATING ACTIVITIES

	Note	09.30.2019	09.30.2018
Income tax		2,828	(841)
Accrued interest		7,058	5,009
Depreciations and amortizations	9, 10.1 and 10.2	9,422	6,069
Constitution of allowances, net	10.4 and 10.1	838	1,064
Constitution of provisions, net	10.4	1,145	692
Share of profit from joint ventures and associates	5.3.2	(3,429)	(505)
Accrual of defined benefit plans	9, 10.1 and 10.2	468	256
Net exchange differences	10.5	3,976	39,236
Result from measurement at present value	10.5	(2,671)	400
Changes in the fair value of financial instruments	10.5	(1,859)	(1,956)
Results from property, plant and equipment sale and decreases	10.4	26	48
Results for the repurchase of corporate bonds	10.4	(1,399)	(1,936)
Dividends received	10.4	(47)	(29)
Compensation agreements	10.1 and 10.2	(92)	59
Result from the sale of shareholdings in companies and property, plant and equipment		-	(1,644)
Agreement on the Regularization of Obligations		(15,296)	-
Onerous contract (Ship or pay)	10.4	-	425
Gain on monetary position, net	10.5	(8,514)	(17,217)
Other		(11)	(31)
		(7,557)	29,099

14.2 CHANGES IN OPERATING ASSETS AND LIABILITIES

	09.30.2019	09.30.2018
Increase in trade receivables and other receivables	(5,700)	(11,965)
Increase in inventories	(1,680)	(2,376)
Increase in trade payables and other payables	6,194	1,772
Increase in deferred income	-	23
Increase (decrease) in salaries and social security payable	172	(381)
Decrease in defined benefit plans	(53)	(157)
(Decrease) increase in tax payables	(1,098)	2,051
Decrease in provisions	(465)	(1,822)
Income tax and minimum notional income tax paid	(3,840)	(1,467)
(Payments) proceeds from derivative financial instruments, net	280	(1,091)
Total changes in operating assets and liabilities	(6,190)	(15,413)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 14: (Continuation)

14.3 SIGNIFICANT NON-CASH TRANSACTIONS

	09.30.2019	09.30.2018
Significant non-cash transactions from continuing operations :
Acquisition of property, plant and equipment through an increase in trade payables	(2,505)	(2,134)
Borrowing costs capitalized in property, plant and equipment	(531)	(737)
Decreases of property, plant and equipment through an increase in other receivables	-	522
Agreement on the Regularization of Obligations	15,296	-
Increase in asset retirement obligation provision	47	213
Constitution of guarantee of derivative financial instruments, net through the delivery of financial assets at fair value through profit or loss	334	(600)
Dividends pending collection	-	517
Loan compensation through the transfer of sales credits	5,981	-
Increase of right-of-use assets through an increase in other debts	1,106	-

NOTE 15: CONTINGENT LIABILITIES AND ASSETS

15.1        Tax claims

15.1.1. Income tax refund

Pampa, HIDISA, HINISA and CPB have filed several tax refund claims in the amount of $ 1,167 million for overpaid income taxes taking into considerations the effects of the inflation adjustment mechanism.

However, as a result of its incorporation into the tax revaluation system detailed in Note 2.5, on March 29, 2019 and April 3, 2019 Pampa and CPB, respectively, formally waved the rights invoked in the above-mentioned tax refund claims in the amount of $ 1,095 million and $ 1.6 million, respectively.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTA 16: RELATED PARTIES´ TRANSACTIONS

16.1.       Sales of goods and services

	09.30.2019	09.30.2018
Associates and joint ventures
CTB (1)	24	-
Transener (2)	-	20
TGS (3)	1,030	1,299
Greenwind (1)	23	7
Refinor (3)	700	468
Oldelval	-	5
Other related parties
SACDE (1)	-	32
	1,777	1,831

(1) Corresponds to advisory services in technical assistance, including organizational, commercial, administrative, financial and Human Resources management aspects.

(2) Corresponds to advisory services in technical assistance and gas and refined products sales.

(3) Correspond to the provision of advisory services that include organizational, commercial, administrative, financial and human resources management aspects. TGS’ Meeting of Shareholders held on October 17, 2019 approved certain amendments to the services agreement which entail a progressive reduction over the years of the remuneration collectable by the Company in its capacity as technical operator.

16.2.       Purchases of goods and services

	09.30.2019	09.30.2018
Associates and joint ventures
Transener	(4)	(1)
TGS (1)	(787)	(487)
SACME	(55)	(62)
Refinor (2)	(600)	(1,019)
Oldelval (3)	(30)	(91)
Other related parties
SACDE (4)	(69)	(74)
Orígenes Vida	-	(14)
	(1,545)	(1,748)

(1) Corresponds to natural gas transportation services.

(2) Corresponds to purchase of refined products.

(3) Corresponds to oil transportation services.

(4) Corresponds to construction services that includes execution of work and storage of materials, activated in Property, plant and equipment.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

16.3.       Fees for services

	09.30.2019	09.30.2018
Other related parties
Salaverri, Dellatorre, Burgio & Wetzler	(48)	(39)
	(48)	(39)

Corresponds to fees for legal advice.

16.4.       Other operating expenses

	09.30.2019	09.30.2018
Associates and joint ventures
Greenwind (1)	(36)	-
Other related parties
SACDE (2)	31	32
OCP (3)	-	(425)
Foundation (4)	(52)	(61)
	(57)	(454)

(1)          Corresponding to lost profits for the disconnection of the wind farm to conduct tasks at the transformer substation for the connection of PEPE II.

(2)          Corresponding mainly to the removal of facilities.

(3)           Corresponds to the onerous contract (Ship or Pay).

(4)          Corresponds to donations.

16.5.        Finance income

	09.30.2019	09.30.2018
Associates and joint ventures
TGS	111	89
	111	89

Corresponds to finance leases.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

16.6.       Dividends received

	09.30.2019	09.30.2018
Associates and joint ventures
CIESA	2,280	646
OCP	267	-
Oldelval	-	49
Citelec	656	-
Other related parties
TSM	24	15
TMB	23	14
	3,250	724

16.7         Balances with related parties:

As of September 30, 2019	Trade receivables	Other receivables
	Current	Non Current	Current
Associates and joint ventures
CTB	29	-	-
TGS	354	2,004	258
Greenwind	12	396	18
SACME	-	4	-
Refinor	244	-	-
OCP	-	-	18
Other related parties
SACDE	19	-	11
Fidus	-	-	25
Other	-	-	33
	658	2,404	363

As of September 30, 2019	Trade payables	Other payables	Borrowings
	Current	Current	Current
Associates and joint ventures
Transener	3	-	-
TGS	44	-	-
Greenwind	300	-	-
SACME	78	6	-
Citelec	-	-	772
OCP	-	6	-
Refinor	71	-	-
Other related parties
Orígenes Retiro	-	-	33
Other	1	-	-
	497	12	805

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

As of December 31, 2018	Trade receivables	Other receivables
	Current	Non Current	Current
Associates and joint ventures
TGS	288	1,436	158
Greenwind	-	419	17
SACME	-	5	-
Refinor	91	-	-
Other related parties
SACDE	5	-	26
	384	1,860	201

As of December 31, 2018	Trade payables	Other payables	Borrowings
	Current	Current	Current
Associates and joint ventures
Transener	4	-	-
TGS	105	-	-
SACME	-	8	-
OCP	-	3	-
Refinor	136	-	-
Other related parties
Orígenes Retiro	-	-	29
	245	11	29

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 17: ASSETS AND LIABILITIES IN CURRENCIES OTHER THAN PESOS

	Type	Amount in currencies other than pesos	Exchange rate (1)	Total 09.30.2019	Total 12.31.2018

ASSETS

NON-CURRENT ASSETS
Financial instruments
Financial assets at amortized cost
Third parties	US$	35.2	57.590	2,027	-
Other receivables
Related parties	US$	34.8	57.590	2,004	1,436
Third parties	US$	16.2	57.590	933	4,849
Financial assets at fair value through profit and loss
Third parties	US$	-	-	-	135
Total non-current assets				4,964	6,420

CURRENT ASSETS

Financial instruments
Financial assets at fair value through profit and loss
Third parties	US$	497.1	57.590	28,630	11,272
Financial assets at amortized cost
Third parties	US$	53.8	57.590	3,097	-
Trade and other receivables
Related parties	US$	11.5	57.590	666	372
Third parties	US$	194.1	57.590	11,180	6,780
	U$	-	1.554	-	4,688
	EUR	3.0	62.842	187	17

Cash and cash equivalents	US$	30.9	57.590	1,779	6,135
	EUR	2.1	62.842	131	741
Total current assets				45,670	30,005
Non Financial instruments
Total assets				50,634	36,425

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 17: (Continuation)

	Type	Amount in currencies other than pesos	Exchange rate (1)	Total 09.30.2019	Total 12.31.2018

LIABILITIES

NON-CURRENT LIABILITIES

Financial instruments
Trade and other payables
Third parties	US$	6.7	57.590	384	251
Borrowings
Third parties	US$	1,738.0	57.590	100,094	64,750

Non financial instruments
Provisions
Third parties	US$	117.8	57.590	6,786	3,951
Taxes payables
Third parties	US$	4.2	57.590	240	290
Total non-current liabilities				107,504	69,242

CURRENT LIABILITIES

Financial instruments
Trade and other payables
Related parties	US$	1.5	57.590	89	105
Third parties	US$	121.6	57.590	7,001	4,995
	EUR	4.3	62.842	269	186
	CHF	0.2	57.665	11	-
	SEK	-	5.849	-	4
Borrowings
Third parties	US$	110.4	57.590	6,359	11,551
Derivative financial instruments
Third parties	US$	-	57.590	-	49

Non financial instruments
Salaries and social security payable
Third parties	US$	0.1	57.590	5	11
	U$	1.5	1.554	2	-
Taxes payables
Third parties	US$	10.6	57.590	609	222
Provisions
Third parties	US$	16.9	57.590	975	682
Total current liabilities				15,320	17,805
Total liabilities				122,824	87,047
Net Position Liability				(72,190)	(50,622)

(1) The exchange rates correspond to September 30, 2019 released by the National Bank of Argentine for U.S. dollars (US$), euros (EUR), Swiss francs (CHF), Uruguayos pesos (U$) and Norwegian kroner (SEK).

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 18: NEW GENERATION PROJECTS

18.1. PEPE II and PEPE III Wind Farms

On May 10, 2019, CAMMESA granted PEPE II and PEPE III’s commercial commissioning. PEPE II is the Company’s second wind farm, and it is located in a lot bordering the Mario Cebreiro Wind Farm, in an area known as Corti, 20 kilometers (12 miles) from the City of Bahía Blanca. PEPE III s the Company’s third wind farm, and it is located in Coronel Rosales, near the City of Bahía Blanca. Both projects required a US$ 130 million investments, which was made in line with the Company’s investment plan, and their combined installed capacity amounts to 106.4 MW approximately.

The production of both wind farms is sold under agreements between private parties pursuant to the Term Market of Electric Power from Renewable Sources (MATER) Regime within the framework of SEE Resolution No. 281/17.

18.2 PEPE IV wind farm

The Company, in its capacity as assignee of the rights under the PEPE IV project, requested to CAMMESA an extension of the term for the commercial commissioning of the wind farm, as well as its relocation. The request was authorized by the SGE and, to make it effective, CAMMESA asked the Company to meet certain requirements, including making several disbursements and increasing the originally granted guarantee.

However, as a result of recent events, including the devaluation of the peso and the increase in interest rates, which have resulted in a growing macroeconomic instability, the Company has asked for an extension of the term to meet the above-mentioned requirements in order to evaluate the feasibility of the project under the new conditions, as well as to negotiate changes proposed by work contractors and equipment suppliers. In this context and, based on a comprehensive evaluation of the renewable projects in progress, on September 11, 2019, the SSERyEE instructed CAMMESA to temporarily suspend the claims for non-compliance, requiring the Company to extend the validity of the guarantee. of US$ $ 12.5 million for a period of 180 days. On October 4, 2019, the Company complied with the requested extension. On October 9, 2019, the SSERyEE canceled the above suspension. On October 30, 2019, CAMMESA urged the Company to make certain payments related to the extension of the commercial authorization of the project and its relocation under the warning of executing the guarantee. The Company rejected the intimidation issued by CAMMESA until the request for extension was not considered by the SGE. The Company is analyzing the situation in order to adopt measures to safeguard its rights.

Finally, on September 1, 2019, the assignment of all CTB’s rights, receivables and debts regarding the project was formalized for a price of $ 8 million, which was offset with receivables CTB held against the Company entered as of loans and commercial debt.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 18: (Continuation)

18.3. Central Térmica Genelba

On June 12, 2019, CAMMESA granted the commercial commissioning of Central Térmica Genelba’s fourth gas turbine, with a power capacity of up to 188 MW. The unit is part of the Genelba Plus’ closing of the combined cycle project, which will include the entry into service of a steam turbine and the existing gas turbine’s power capacity increase.

The Project was awarded pursuant to SEE Resolution 926-E/17 under the “Call for the execution of new co-generation and closing of the combined cycle projects” made by virtue of SEE Resolution 287-E/17. Upon the commercial commissioning of the combined cycle, the Wholesale Power Purchase Agreement executed with CAMMESA for a 15-year term and a maximum committed capacity of 377 MW will enter into effect.

The total investment in the Project is estimated at US$ 350 million. Once the project is completed, Central Térmica Genelba will have two combined cycles with a total installed capacity of approximately 1,226 MW.

NOTE 19: DOCUMENTATION KEEPING

On August 14, 2014, the National Securities Commission issued General Resolution No. 629, which introduced modifications to the provisions applicable to the keeping and conservation of corporate and accounting books and commercial documentation. To such effect, the Company and its subsidiary Edenor, have sent non-sensitive work papers and information corresponding to the periods not covered by the statute of limitations for their keeping in the Administración de Archivos S.A (AdeA)’s data warehouse located at Ruta 36, km 34.5, Florencio Varela, Provincia de Buenos Aires and in the Iron Mountain Argentina S.A.’s data warehouses located at the following addresses:

-       Azara 1245 –C.A.B.A.

-       Don Pedro de Mendoza 2163 –C.A.B.A.

-       Amancio Alcorta 2482 C.A.B.A.

-       San Miguel de Tucumán 601, Carlos Spegazzini, Municipality of Ezeiza, Province of Buenos Aires.

A list of the documentation delivered for storage, as well as the documentation provided for in Article 5.a.3) Section I, Chapter V, Title II of the PROVISIONS (2013 regulatory provisions and amending rules), is available at the Company headquarters.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 20: SUBSEQUENT EVENTS

20.1 Company’s indebtedness

After the closing of these financial statements, the Company took on new financing loans with domestic financial entities for a total $ 2,938 million, and canceled bank overdrafts of $ 1,748 million.

20.2 Buyback of own shares

After the closing of the period, the Company acquired the equivalent of 34,338,825 own shares for an approximate value of US$ 21 million corresponding to the Buyback Program mentioned in Note 13.1.1.2.

20.3 Contractual termination of Edenor’s Real Estate Asset

With regard to the real estate asset to be constructed, acquired by Edenor in November 2015, the subsequent termination of the agreement due to RDSA’s default in August 2018, and the respective legal actions brought by Edenor against the seller and the insurance company -situation described in Note 20 to the Financial Statements as of December 31, 2018-, on September 30, 2019, Edenor entered into a settlement agreement pursuant to which Edenor will receive from the insurer as sole, full and final compensation of US$ 15 million and the assignment in its favor of the insurer’s right to subrogate to the insured’s rights for the amount paid against the policyholder (RDSA).

As of the date hereof, Edenor has collected US$ 14 million. The remaining balance will be collected in 6 quarterly installments, the first of them on April 21, 2020.

Furthermore, the claim duly filed by Edenor with the Arbitral Tribunal of the Buenos Aires Stock Exchange against RDSA in order to obtain the refund of the price paid for the undelivered real property was suspended so that the claim can be allowed in RDSA’s insolvency proceedings.

20.4 Edenor – Repurchase of corporate bonds

After September 30, 2019 and until the issuance of these condensed interim financial statements, Edenor has repurchased under successive transactions and at market prices “Series 9 fixed-rate Corporate Bonds at par” maturing in 2022 for a face value of US$ 0.1 million.

20.5 Repurchase of Edenor’s shares

In the month of October 2019, the Company acquired 1,138,034 Edenor’s ADRs, which represent a 2.51% interest in Edenor’s issued capital stock.

Free translation from the original prepared in Spanish for publication in Argentina

REPORT ON REVIEW OF CONDENSED INTERIM CONSOLIDATED FINANCIAL INFORMATION

To the Shareholders, President and Directors of

Pampa Energía S.A.

Legal address: Maipú 1

Autonomous City of Buenos Aires

Tax Code No.: 30-52655265-9

Introduction

We have reviewed the accompanying condensed interim consolidated financial statements of Pampa Energía S.A. (“PESA" or "the Company") and its subsidiaries, including the consolidated condensed statement of financial position as of September 30, 2019, the consolidated condensed statements of comprehensive income, the consolidated condensed statements of changes in equity and cash flows for the three and nine-month periods then ended and the selected explanatory Notes.

The balances and other information for the year 2018 and for its interim periods are an integral part of these financial statements and, therefore, they should be considered in relation to those statements.

Board Responsibility

The Company's Board of Directors is responsible for the preparation and presentation of these condensed interim consolidated financial statements in accordance with International Financial Reporting Standards, adopted by the Argentine Federation of Professional Councils in Economic Sciences (FACPCE, for its acronym in Spanish) as professional accounting standards and added by the National Securities Commission (CNV, for its acronym in Spanish) to its regulations, as approved by the International Accounting Standard Board (IASB). Therefore, they are responsible for the preparation and presentation of the condensed interim consolidated financial statements mentioned in the first paragraph, in accordance with International Accounting Standard No. 34 "Interim Financial Reporting" (IAS 34).

Scope of review

Our review was limited to the application of the procedures established in the International Standard on Review Engagements 2410, 'Review of interim financial information performed by the independent auditor of the entity', which was adopted as review standard by Technical Pronouncement No. 33 of the FACPCE in Argentina, as approved by the International Auditing and Assurance Standard Board (IAASB). A review of interim financial information consists in making inquiries to the company personnel responsible for the preparation of the information included in the condensed interim consolidated financial statements and in the preparation of analytical and other review procedures. This review is substantially less in scope than an audit conducted in accordance with International Auditing Standards (IAS), and consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion on the consolidated statement of financial position, the consolidated statements of comprehensive income and cash flows of the Company.

Conclusion

Based on our review, no issues have come to our attention that make us believe the condensed interim consolidated financial statements mentioned in the first paragraph have not been prepared, in all material respects, in accordance with IAS 34.

Free translation from the original prepared in Spanish for publication in Argentina

Report of compliance with regulations in force

In compliance with regulations in force, we report, with respect to the Company, that:

a)     the consolidated condensed interim financial statements of the Company, have been transcribed into the “Inventory and Balance Sheet” book and, insofar as concerns to our field of competence are in compliance with the provisions of the General Companies Law and pertinent resolutions of the CNV;

b)      the individual interim condensed financial statements of the Company, arise from accounting records kept in their formal aspects in accordance with legal regulations, pending to the date the presentation of the procedure for authorization of the change of the system before the CNV

c)       we have read the Business Summary (“Reseña Informativa”) on which, as regards these matters that are within our competence, we have no observations to make;

d)      as of September 30, 2019 the liabilities owed in favor of the Argentine Integrated Social Security System according of Pampa Energía S.A. accounting records amounted to $185.9 million, which were not yet due at that date.

Autonomous City of Buenos Aires, November 8, 2019.

PRICE WATERHOUSE & CO. S.R.L. (Partner)
Reinaldo Sergio Cravero